Form 10-K, Exhibit 13
period 1995-04-02
TODD SHIPYARDS CORP
filed 1995-06-19
CIK 98537

DEPARTMENT OF THE NAVY
NAVAL SEA SYSTEMS COMMAND
2531 JEFFERSON DAVIS HIGHWAY
ARLINGTON, VA  22242-5160

                                             4330
                                             OPR: 0285/MAL
                                             Ser: 0285/1012

Todd Pacific Shipyards Corp.
Seattle Division (King County)
1801 16th Avenue S. W.
Seattle, Washington  98124
Attn:  J. T. Gilbride, Jr.

Subj:  MODIFICATION NO. P00002 TO CONTRACT NO. N000024-91-C-8503


Dear Mr. Gilbride:

1. Enclosed is an original and two (2) copies of subject modification. Please sign and return two (2) copies (the original and one duplicate original) to Naval Sea Systems Command, Arlington, VA., 22242-5160, Attn: LCDR M.S. Furforo, Code 0285 for final execution. The third copy should be retained for your information until a fully executed copy is received.

2. Questions concerning this modification may be addressed to SEA 0285/M. Lacy at (703) 602-7714.

                                     Sincerely,

                                     /s/ M.S. Fuforo

                                      M. S. Furforo
                                      LCDR, SC, USN
                                      Contracting Officer

Encls:
(1) One Original of Modification P00002
(2) Two copies of Modification P00002

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT
1.  CONTRACT ID CODE   J
    PAGE 1 OF   PAGES
2.  AMENDMENT/MODIFICATION NO.  P00002
3.  EFFECTIVE DATE  SEE GLK 16C
4.  REQUISITION/PURCHASE REG. NO.  95-MR-20857
5.  PROJ. NO.
6.  ISSUED BY:     CODE N000024    7.  ADMINISTERED BY:
    NAVAL SEA SYSTEMS COMMAND          SUPSHIP Puget Sound
    BUYER/SYMBOL:  Michele Lacy        2802 Wetmore Avenue

8.  NAME AND ADDRESS OF CONTRACTOR (No. street, State and ZIP Code)
    CEC NO:
     Todd Pacific Shipyards Corporation
     Seattle Division
     1801 16th Avenue SW
     Seattle, WA  98124

     TIN NO.

9A:  AMENDMENT OF SOLICITATION NO.
9B:  DATED (SEE ITEM 11)
10A: MODIFICATION OF CONTRACT/ORDER NO.
     N000024-91-C-8503
10B: DATED (SEE ITEM 13)
     23 Nov 1990

11.  THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS
     The above numbered solicitation is amended as set forth in Item 14 The hour and date specified for receipt of Offers ___ is extended, __ is not extended.
Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation as amended, by one of the following methods:
(a) By completing Items 8 and 15, and returning __ copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT OM REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter; provided each telegram or letter makes reference to the solicitation and this amendment, and is receipt prior to the opening hour and date specified.

12.  ACCOUNTING AND APPROPRIATION DATA (If required)
     NA
13. THIS ITEM APPLIES ONLY TO MODIFICATIONS AND CONTRACT/ORDERS, IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.

(X) A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify Authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.
 X   B.   THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO
          REFLECT THE ADMINISTRATIVE CHANGES (such changes in paying office, appropriation data, etc.) SET FORTH
          IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(b)
     C.   THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO
          AUTHORITY OF:
 X   D.   OTHER (Specify type of modification and authority)
          Bilateral Change
     E. IMPORTANT: Contractor ( ) is not (X) is required to sign this document and return 2 copies to the issuing office.

14. DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)

The purpose of this modification is to modify the contract to change the fiscal year identified for CLINs 0014 and 0016. Note revisions to Sections B, C, F and Clause H-25 attached.

Except as provided herein, all terms and conditions of the document referred to in Item 9A or 10A, as heretofore changes, remains unchanged and in full force and effect.

15A.  NAME AND TITLE OF SIGNER (Type or print)
16A.  NAME AND TITLE OR CONTRACTING OFFICER (Type or print)
15B.  CONTRACTOR/OFFEROR
                         (Signature of person authorized to sign)
15C.  DATE SIGNED
16B.  UNITED STATES OF AMERICA
      BY
         Signature of Contracting Officer)
16C.  DATE SIGNED

NSN 7540-01-152-8070                STANDARD FORM 30 (REV 10-83)
PREVIOUS EDITION UNUSABLE           Prescribed by GSA
                                    FAR (48 CFR) 53.243

SECTION B - SUPPLIES OR SERVICES AND PRICES/COSTS

Delete:
 FY 94 OPTIONS   Accomplish FY94 Advance Planning for
                 USS SACRAMENTO (AOE-1) FY95 PMA

And Substitute:

FY 95 OPTIONS   Accomplish FY94 Advance Planning for
                 USS SACRAMENTO (AOE-1) FY96 PMA

Delete:
FY 95 OPTIONS   Accomplish Repair and Alternation of
                 USS SACRAMENTO (AOE-1) FY95 PMA

And Substitute:

FY 96 OPTIONS   Accomplish Repair and Alternation of
                 USS SACRAMENTO (AOE-1) FY96 PMA

SECTION C - DESCRIPTION/SPECIFICATION

Delete:

FY94 OPTIONS

ITEM 0014  (OPTION)  ACCOMPLISH FY94 ADVANCE PLANNING FOR
                     USS SACRAMENTO (AOE-1) FY95 PMA

And Substitute:

FY95 OPTIONS

ITEM 0014  (OPTION)  ACCOMPLISH FY94 ADVANCE PLANNING FOR
                     USS SACRAMENTO (AOE-1) FY96 PMA


Delete:

FY95 OPTIONS

ITEM 0016  (OPTION)  ACCOMPLISH REPAIR AND ALTERNATION OF
                     USS SACRAMENTO (AOE-1) FY95 PMA

And Substitute:

FY95 OPTIONS

ITEM 0016  (OPTION)  ACCOMPLISH REPAIR AND ALTERNATION OF
                     USS SACRAMENTO (AOE-1) FY96 PMA
SECTION F - DELIVERIES OR PERFORMANCE

F-2  PERIOD OF PERFORMANCE

ITEM                PERIOD OF PERFORMANCE
======              =====================
Delete:

FY94 OPTIONS

    0014 Effective date of option exercise through 30 September 1994.
And Substitute:

FY95 OPTIONS

    0014 Effective date of option exercise through 31 January 1996.
Delete:

FY95 OPTIONS

    0016 Effective date of option exercise through completion of PMA requirement.
And Substitute:

FY96 OPTIONS

    0016 Effective date of option exercise through completion of PMA requirement.


SECTION F - DELIVERIES OR PERFORMANCE

F-3 DELIVERY/REDELIVERY SCHEDULE FOR THE VESSELS

                              PRODUCTION   PRODUCTION
                              PERIOD       PERIOD
                              COMMENCEMENT COMPLETION
ITEM    VESSEL                DATE         DATE          FY
====    ===============       ===========  ==========    ====
Delete:

0016   USS SACRAMENTO        10/17/94      01/20/95      95
        (AOE-1)

And Substitute

0016   USS SACRAMENTO        01/26/96      End of FY96   95
        (AOE-1)                             PMA Requirement
H-25 EXERCISE OF OPTIONS

              ITEM              FROM                TO
              ====              ====               ====

Delete:
FY94           0014           1 OCT 93           30 SEP 94

And Substitute:
FY95           0014           1 OCT 94           30 SEP 95

Delete:
FY95           0016           1 OCT 94           17 OCT 94

And Substitute:
FY96           0016           1 OCT 95           30 SEP 96

                         DEPARTMENT OF THE NAVY
                        NAVAL SEA SYSTEMS COMMAND
                       WASHINGTON D.C.  20352-5101

                                         IN REPLY REFER TO:
                                         4330
                                         OPR: 0285/RAA
                                         Ser: 0285/861
                                         NOV 23 1990

Todd Pacific Shipyards
1801 16th Avenue, S.W.
Seattle, WA  98124

Dear Mr. Smith:

   A copy of contract N000024-91-C-8503 for the award of the advance planning work for the FY91 Drydocking Phased Maintenance availability of the USS SACRAMENTO (AOE-1), is enclosed for your review and retention.

   If there are any questions or comments pertaining to this action, please contact Ms. Rochelle Allen, NAVSEA Code 0285, telephone No.
(703) 602-7714.

                            Sincerely,

                             /s/ James M. Baker
                            James M. Baker
                            LCDR, SC, USN
                            Contracting Officer

SOLICITATION, OFFER AND AWARD  1.  CERTIFIED FOR NATIONAL
                                   DEFENSE UNDER BOSA REG 2
                                   AND/OR DMS REG 1.
2.  CONTRACT NO.    3.  SOLICIATION NO.  4. TYPE OF SOLICITATION
    N-000024-91-C-8503  N-000024-90-R-8503  ( ) ADVERTISED
                                            (X) NEGOTIATED

5.  DATE ISSUED           6.  REQUISITION/PURCHASE NO.
    20 FEB 90                 N000024-90-PR-31001

7.  ISSUED BY        CODE N000024  8.  ADDRESS OF FER TO
    NAVAL SEA SYSTEMS COMMAND
    SEA 0285 ROCHELLE ALLEN
    DEPARTMENT OF THE NAVY
    WASHINGTON, DC 20352-5101

NOTE: In advertised solicitations offer and offeror mean bid and bidder

SOLICITATION
9. Sealed offers in original and __ copies for furnishing the supplies or services in the Schedule will be received at the place specified in Item 8 or, if handcarried, in the depository in ______ until 2:00 p.m. local time 2 NOV 1990 (Amend. #1)

CAUTION - LATE Submissions, Modifications or Withdrawal: See Section I, Provision No. 52.214-7 or 52.215-10. All Offers are subject to all terms and conditions contained in this solicitation.

10.  FOR INFORMATION  NAME           TELEPHONE NUMBER
     CALL:            ROCHELLE ALLEN (703) 602-7714

11.  TABLE OF CONTENTS

X  SEC      DESCRIPTION                             PAGES
=  ====   ==============================            =====
   PART I - THE SCHEDULE
X   A     SOLICITATION/CONTRACT FORM
X   B     SUPPLIES OR SERVICES AND PRICES/COSTS
X   C     DESCRIPTION/SPECS/WORK STATEMENT
X   D     PACKAGING AND MARKING
X   E     INSPECTION AND ACCEPTANCE
X   F     DELIVERIES OR PERFORMANCE
X   G     CONTRACT ADMINISTRATION DATA
    H     SPECIAL CONTRACT REQUIREMENTS
   PART II - CONTRACT CLAUSES
X   I     CONTRACT CLAUSES
  PART III LIST OF DOCUMENTS, EXHIBITS AND OTHER ATTACH.
X   J     LIST OF ATTACHMENTS
  PART IV - REPRESENTATIONS AND INSTRUCTIONS
    K     REPRESENTATIONS, CERTIFICATIONS AND OTHER
          STATEMENTS OF OFFERORS
    L     INSTRS. CONDS., AND NOTICES TO OFFER
    M     EVALUATION FACTORS FOR AWARD

 OFFER (Must be fully completed by offeror)
NOTE: Item 12 does not apply if the SOLICIATION includes the provisions at 52.214.16. Minimum Bid Acceptance Period.

12. In compliance with the above, the undersigned agrees, if this offer is accepted within __ calendar days (60 calendar days unless a different period is inserted by offeror) from the date for receipt of offers specified above, to furnish any or all items upon which prices are offered at the prices set opposite each item, delivered at the designed point(s), within the time specified in the schedule.

13.DISCOUNT FOR PROMPT PAYMENT(See Section I Clause No. 52.232-8)
10 CALENDAR DAYS 20 CALENDAR DAYS 30 CALENDAR DAYS  CALENDAR DAYS
               %                %                %              %

14. ACKNOWLEDGMENT OF AMENDMENTS
    (The offeror acknowledges receipt of amendments in the
SOLICITATION for offerors and related documents numbered and dated)
AMENDMENT NO         DATE            AMENDMENT NO       DATE
0001                 3/21/90          0003             4/23/90
0002                 4/12/90          0004            10/23/90

15A.  NAME AND     Todd Pacific Shipyards Corporation
      ADDRESS OF   Seattle Division
      OFFEROR      1801 16th Avenue S.W. (P.O. Box 3806)
                   Seattle, WA  98134 (98124)

16. NAME AND TITLE OF PERSON AUTHORIZED TO SIGN OFFER (Type or print) H.K. Schaefer, President & General Manager

15B.  TELEPHONE NUMBER  15C. CHECK IF REMITTANCE ADDRESS IS
      (206) 623-1635         DIFFERENT FROM ABOVE - ENTER SUCH
                             ADDRESS IN SCHEDULE

17.  SIGNATURE                     18.  OFFER DATE
     /s/ H.K. Schaefer                  11/2/90

19.  ACCEPTED AS TO ITEMS NUMBERED  20.  AMOUNT
          ITEM 0001 thru 0006        $123,527.00

21.   ACCOUNTING AND APPROPRIATION
      SECTION J-4

22.  SUBMIT INVOICES TO ADDRESS SHOWN IN   ITEM 24
23.  NEGOTIATION PURSUANT TO
     ( ) 10 U.S.C. 2304(a)
     ( ) 41 U.S.C. 252(c)

24. ADMINISTERED BY
    SUPERVISOR OF SHIPBUILDING
    CONVERSION AND REPAIR, USN
    SEATTLE, WA  98115-5003, CODE 40013

25. PAYMENT WILL BE MADE BY
    FLEET ACCOUNTING & DISBURSING
    CODE FS, 937 N. HARBOR DRIVE
    SAN DIEGO, CA  92132-5111

NAME OF CONTRACTING OFFICER  UNITED STATES OF AMERICA  AWARD DATE
LCDR JAMES M. BAKER           /S/ JAMES M. BAKER      23 NOV 1990
CONTRACTING OFFICER

IMPORTANT - Award will be made on this Form or on Standard Form 28, or by authorized official written notice

                                           STANDARD FORM 33

N000024-91-C-8503
Page 2 of 93

         SECTION B - SUPPLIES OR SERVICES AND PRICES/COSTS
ITEM                                                   AMOUNT
=====                                                 ========
0001  Accomplish FY91 Advance  Fee Bearing Est Cost   $118,275
      Planning for USS         Facilities Capital
      SACRAMENTO                Cost of Money (FCOM)  $  2,887
      (AOE 1)                  Total CLIN Est Cost
      FY91 DPMA                  (Exclusive of Fee)   $121,162
                               Base Fee (Max 3% of
                                  Fee-Bearing Est Cost)$ 2,365
                               CLIN Total              $123,527
                               Award Fee Pool (7%)     $  8,279
0001AB Title D and F SHIPALTS
       and Repairs
       Fee Bearing Est Cost        $108,188
       FCOM                        $  2,641
       Total Est. Cost             $110,829
       Base Fee                    $  2,164
       Sub-CLIN Total              $112,993
       Award Fee Pool              $  7,573
0001AC FY90 OPN K SHIPALTS (see note 1 below)
       Fee Bearing Est Cost        $  4,842
       FCOM                        $    118
       Total Est. Cost             $  4,960
       Base Fee                    $     96
       Sub-CLIN Total              $  5,056
       Award Fee Pool              $    339
0001AD FY91 OPN K SHIPALTS (see note 2 below)
       Fee Bearing Est Cost        $  5,245
       FCOM                        $    128
       Total Est. Cost             $  5,373
       Base Fee                    $    105
       Sub-CLIN Total              $  5,478
       Award Fee Pool              $    367
0002   Accomplish Non Scheduled Repair and         See Section C
       Alteration Requirements between
       Availabilities
0003   Provisioned Item Order (PIO) for            See Section C
       Item 0001, and, if options are
       exercised, for Item 0007 through 0017
0004   Data for Items 0001, and, if options         NSP
       are exercised, for Items 0007 through 0017
       (See CDRL Exhibit A attached)
NOTE: Subclins 0001AC and 0001 AD are to be prorated for funding purposes. Subclin 0001AC shall be priced at 48 percent of K Shipalt package and Subclin 0001AD shall be priced at 52 percent of K Shipalt package.


FAR    Federal Acquisition regulation

52.232-20  Limitation of Cost.    (APR 1984)

As prescribed in 32.705-2(a), insert the following clause in solicitations and contracts if a fully funded cost-reimbursement contract is contemplated, except those for consolidated facilities, facilities acquisition, or facilities use, whether or not the contract provides for payment of a fee. the by-day period may be varied from 30 to 90 days and the 75 percent from to 75 to 85 percent. Task Order or other appropriate designation may be subsisted for Schedule: wherever that word appears in the clause.

LIMITATION OF COST (APR 1984)


(A) The parties estimate that performance of this contract, exclusive of any fee, will not cost the Government more than (1) the estimated cost specified in the Schedule or, (2) if this is a cost-sharing contract, the Governments share of the estimated cost specified in the Schedule. The Contractor agrees to use its best efforts to perform the work specified in the Schedule and all obligations under this contract within the estimated cost, which, if this is a cost-sharing contract, includes both the Governments and the Contractors share of the cost.

(b) The contractor shall notify the Contracting Officer in writing whenever it has reason to believe that -

(1) The costs the contractor expects to incur under this contract in the next 60 days, when added to all costs previously incurred, will exceed 75 percent of the estimated cost specified in the Schedule; or

(2) The total cost for the performance of this contract, exclusive of any fee, will be either greater or substantially less than had been previously estimated.

(c) As part of the notification, the contractor shall provide the contracting Officer a revised estimate of the total cost of performing this contract.

(d) Except as required by other provisions of this contract, specifically citing and stated to be an exception to this clause -

(1) The Government is not obligated to reimburse the contractor for costs incurred in excess of (I) the estimated cost specified in the Schedule or, (ii) if this is a cost-sharing contract, the estimated cost to the Government specified in the Schedule; and

(2) the Contractor is not obligated to continue performance under this contract (including actions under the Termination clause of this contract or otherwise incur costs in excess of the estimated cost specified in the Schedule, until the Contracting Officer (I) notifies the Contractor in writing that the estimated cost has been increased and (ii) provides a revised estimated total cost of performing this contract. If this is a cost-sharing contract, the increase shall be allocated in accordance with the formula specified in the Schedule.


(e) No notice, communication, or representation in any form other than that specified in subparagraph (d)(2) above, or from any person other than the contracting Officer, shall affect this contracts
estimated cost to the Government.   In the absence of the specified
notice, the Government is not obligated to reimburse the Contractor for any costs in excess of the estimated cost or, if this is a cost-sharing contract, for any costs in excess of the estimated cost to the Government specified in the Schedule, whether those excess costs were incurred during the course of the contract or as a result of termination.

(f) If the estimated cost specified in the Schedule is increased, any costs the Contractor incurs before the increase that are in excess of the previously estimated cost shall be allowable to the same extent as if incurred afterward, unless the Contracting Officer issues a termination or other notice directing that the increase is solely to cover termination or other specified expenses.

(g) Change orders shall not be considered an authorization to exceed the estimated cost to the government specified in the Schedule, unless they contain a statement increasing the estimated cost.

(h) If this contract is terminated or the estimated cost is not increased, the Government and the contractor shall negotiate an equitable distribution of all property produced or purchased under the contract, based upon the share of costs incurred by each.

(End of clause)

            SECTION B - SUPPLIES OR SERVICES AND PRICE/COST
ITEM
AMOUNT
           FY91
0001  Accomplish FY91 Advance Planning  Fee-Bearing Est Cost   $
118,275
      for USS SACRAMENTO (AOE 1)        Facilities Capitol
      FY91 DPMA                          Cost of Money (FCOM)  $
2,887
                                        TOTAL CLIN Est Cost
                                         (Exclusive of Fee)   $
121,162
                                        Base Fee (Max. 3% of
                                         Fee-Bearing Est Cost) $
2,365
                                        CLIN Total             $
123,527
                                        Award Fee Pool (7%)    $
8,279
001AB Title D and F SHIPLATS
and Repairs

Fee-Bearing Est Cost                                           $
108,188
FCOM                                                           $
2,614
TOTAL EST COST                                                 $
110,829
Base Fee                                                       $
2,164
Sub-CLIN Total                                                 $
5,056
Award Fee Pool                                                 $
7,573


001AC FY90 OPN K SHIPLATS (see note 1 below
Fee-Bearing Est Cost                                           $
4,842
FCOM                                                           $
118
TOTAL EST COST                                                 $
4,960
Base Fee                                                       $
96
Sub-CLIN Total                                                 $
5,056
Award Fee Pool                                                 $
339




001AD FY90 OPN K SHIPLATS (see note 1 below
Fee-Bearing Est Cost                                           $
5,245
FCOM                                                           $
128
TOTAL EST COST                                                 $
5,373
Base Fee                                                       $
105
Sub-CLIN Total                                                 $
5,478
Award Fee Pool                                                 $
367

0002 Accomplish Non Scheduled                           See Section C
     repair and Alteration
     Requirements between Availabilities
0003 Provisioned Item Order (PIO)                       See Section C
     for Item 0001, and if options are
     exercised for Item 0007 through 0017
0004 Data for Items 0001, and, if                       NSP
     options are exercised for Items 0007
     through 0017 (See CDRL Exhibit A attached)

NOTE: Subclins 0001AC and 0001AD are to be prorated for funding purposes. Subclin 0001AC shall be priced at 48 Percent of K Shipalt package and Subclin 001AD shall be priced at 52 percent of K Shipalt package..



0005 Provisioning Technical                            NSP
     Documentation for Items 0001, 0002,
     and, if options are exercised, for
     Items 0007 through 0017 (See CDRL
     Exhibit B attached)

0006 Data for Items 0002 (See CDRL                     NSP
     Exhibit C Attached:

FY 91 OPTIONS

0007 Accomplish Repair and            Fee-Bearing Est Cost
$15,229,816
     Alterations of USS SACRAMENTO    Facilities Capital
     (AOE 1) FY91 DPMA                  Cost of Money (FCOM)$
_207,978
                                      Total CLIN Est Cost
                                        (Exclusive of Fee)
$15,437,794
                                      Base Fee (Max. 3% of
                                        Fee-Bearing Est Cost)$
304,596
                                      CLIN Total
$15,742,390
                                      Award Fee Pool (7%)
$_1.006.087

0007AA Messing and Berthing           $___476,258
       Fee-Bearing Est Cost           $_____1,206
       FCOM                           $___477,464
       Base Fee                       $_____9,525
       Sub CLIN Total                 $___486,989
       Award Fee Pool                 $____33,338

0007AB Title D and F SHIPALTS
       and Repairs
       Fee-Bearing Est Cost           $14,245,574
       FCOM                           $___199,314
       Total Est Cost                 $14,444,888
       Base Fee                       $___284,911
       Sub-CLIN Total                 $14,729,799
       Award Fee Pool                 $___997,190

0007AC Title K SHIPALTS
       Fee-Bearing Est Cost           $___477,784
       FCOM                           $_____7,379
       Total Est Cost                 $___485,163
       Base Fee                       $_____9,556
       Sub-CLIN                       $   494,719
       Award Fee Pool                 $____33,445

0007AE Updated Ship Selected Records
       Fee-Bearing Est Cost           $____30,200
       FCOM                           $________79
       Total Est Cost                 $    30,279
       Base Fee                       $_______604
       Sub-CLIN Total                 $____30,883
       Award Fee Pool                 $_____2,114


0008 Accomplish FY91 Advanced Planning  Fee-Bearing Est   Cost $
110,549
     For USS CAMDEN                      Facilities Capitol
    ( AOE 2) FY92 PMA                     Cost of Money (FCOM) $
2,649
                                        Total CLIN Est Cost
                                          (exclusive of Fee)   $
113,198
                                        Base Fee (Max. 3% of
                                          Fee-Bearing Est Cost $
2,211
                                        CLIN Total             $
115,409
                                        Award Fee Pool (7%)    $
7,738


0008AB  Title D and F SHIPLALTS
        and repairs
        Fee Bering Est Cost          $ 101,136
        FCOM                         $   2,424
        Total Est Cost               $ 103,560
        Base Fee                     $   2,023
        Sub CLIN Total               $ 105,583
        Award Fee Pool               $   7,080



0008AC  Title K SHIPLALTS
        Fee Bering Est Cost          $   9,413
        FCOM                         $     225
        Total Est Cost               $   9,638
        Base Fee                     $     188
        Sub CLIN Total               $   9,826
        Award Fee Pool               $     658

FY 92 OPTIONS
Accomplish repairs and                Fee-Bearing Est Cost   $
6,843,481
Alteration of USS CAMDEN              Facilities Capital
 (AOE 2) FY92 PMA                       Cost of Money (FCOM) $
69,426
                                      Total CLIN Est Cost
                                         (exclusive of Fee)
$6,912,907
                                      Base Fee (Max. 3% of
                                      Fee-Bearing Est Cost)   $
136,870
                                      CLIN Total
$7,049,777
                                      Award Fee Pool (7%)     $
479,044

009AB    Title D and F SHIPALTS  $
         and repair                  $
         Fee-Bearing Est Cost        $6,341,887
         FCOM                        $62,361
         Total Est Cost              $6,404,248
         Base Fee                    $126,838
         Sub-CLIN total              $6,531,086
         Award Fee Pool              $443,932




009AC    Title K SHIPALTS
         and repair
         Fee-Bearing Est Cost           $ 471,670
         FCOM                           $  6,993
         Total Est Cost                 $478,633
         Base Fee                       $  9,433
         Sub-CLIN total                 $ 488,066
         Award Fee Pool                 $ 33,015


009AE    Updated Ships Selected Records $
         Fee-Bearing Est Cost           $ 29,954
         FCOM                           $     72
         Total Est Cost                 $ 30,026
         Base Fee                       $    599
         Sub-CLIN total                 $ 30,625
         Award Fee Pool                 $  2,097


0010 FY92 Advance                       Fee-Bearing Est Cost
Planning for USS SACRAMENTO            Facilities Capitol
(AOE 1) FY93 PMA                           Cost of Money (FMOC)
                                        Total CLIN Est Cost
                                            (Exclusive of Fee)
                                        Base Fee (Max 3% of
                                         Fee-Bearing Est Cost
                                        CLIN Total
                                        Award Fee Pool (7%)

0010AB    Title D and F SHIPALTS
          Fee-Bearing Est Cost          $ 101,465
          FCOM                          $   2,537
          Total Est Cost                $ 104,002
          Base Fee                      $   2,029
          Sub-CLIN Total                $ 106,031
          Award Fee Pool                $   7,102


0010AC    Title K SHIPALTS
          Fee-Bearing Est Cost          $  9,456
          FCOM                          $    236
          Total Est Cost                $  9,692
          Base Fee                      $    189
          Sub-CLIN Total                $  9,881
          Award Fee Pool                $    662

0011      Accomplish FY92 Advance       Fee-Bearing Est Cost  $107,636
          Planning for USS CAMDEN       Facilities Capital
          (AOE 2) FY93 PMA               Cost of Money (FCOM) $  2,691
                                        Total CLIN Est Cost
                                         (Exclusive of Fee)   $110,327
                                        Base Fee (Max 3% of
                                         Fee-Bearing Est Cost)$  2,153
                                        CLIN Total            $112,480
                                        Award Fee Pool (7%)   $  7,534

0011AB    Title D and F CHAPLETS
          and Repairs
          Fee-Bearing EST Cost          $ 98,478
          FCOM                          $  2,462
          Total EST Cost                $100.940
          Base Fee                      $  1,970
          Sub-CLINE Total                $102,910
          Award Fee Pool                $  6,893

0011AC    Title K SHIPALTS
          and Repairs
          Fee-Bearing Est Cost          $  9,158
          FCOM                          $    229
          Total Est Cost                $  9,387
          Base Fee                      $    183
          Sub-CLIN Total                $  9,570
          Award Fee Pool                $    641

FY 93 OPTIONS

0012      Accomplish Repair and.        Fee-Bearing Est Cost
$6,750,523
          Alteration of USS SACRAMENTO  Facilities Capital
          (AOE 1) FY93 PMA               Cost of Money (FCOM)$
72,873
                                        Total CLIN Est Cost
                                         (Exclusive of Fee)
$6,823,396
                                        Base Fee (Max. 3% of
                                        Fee-Bearing Est Cost)$
135.010
                                        CLIN Total
$6,958,406
                                        Award Fee Pool (7%)  $
472,536

0012AB    Title D and F SHIPALTS
          and Repairs
          Fee-Bearing Est Cost          $ 6,251,731
          FCOM                          $    65,457
          Total Est Cost                $ 6,317,188
          Base Fee                      $   125,035
          Sub-CLIN Total                $ 6,442,223
          Award Fee Pool                $   437,621

0012AC    Title K SHIPALTS
          Fee-Bearing Est Cost          $   469,160
          FCOM                          $     7,341
          Total Est Cost                $   476,501
          Base Fee                      $     9,382
          Sub-Clin Total                $   485,883
          Award Fee Pool                $    32,841

0012AE    Update Ship Selected Records
          Fee-Bearing Est Cost          $    29,632
          FCOM                          $        75
          Total Est Cost                $    29,707
          Base Fee                      $       593
          Sub-CLIN Total                $    30,300
          Award Fee Pool                $     2,074

0013      Accomplish Repair and         Fee-Bearing Est Cost
$6,694,298
          Alteration of USS CAMDEN      Facilities Capital
          (AOE 2) FY93 PMA               Cost of Money (FCOM) $
71,144
                                        Total CLIN Est Cost
                                         (Exclusive of Fee)
$6,765,442
                                        Base Fee (Max. 3% of
                                         Fee-Bearing Est Cost)$
133,886
                                        CLIN Total
$6,899,328
                                        Award Fee Pool (7%)   $
468,600


0013AB  Title D and F SHIPALTS
        and Repair                      $  6,203,568
        Fee-Bearing Est Cost            $     63,930
        FCOM                            $  6,267,498
        Total Est Cost                  $    124,071
        Base Fee                        $  6,391,569
        Sub-CLIN Total                  $    434,250

0013AC  Title K SHIPALTS
        and Repairs
        Fee-Bearing Est Cost            $    461,196
        FCOM                            $      7,141
        Total Est Cost                  $    468,337
        Base Fee                        $      9,224
        Sub-Clin Total                  $    477,561
        Award Fee Pool                  $     32,283

0013AE  Update Ship Selected Records
        Fee-Bearing Est Cost            $     29,534
        FCOM                            $         73
        Total Est Cost                  $     29,607
        Base Fee                        $        591
        Sub-CLIN Total                  $     30,198
        Award Fee Pool                  $      2,067

FY 94 OPTIONS

0014    Accomplish FY94 Advance         Fee-Bearing Est Cost   $
105,071
        Planning for USS SACRAMENTO     Facilities Capital
        (AOE 1) FY95  PMA                Cost of Money (FCOM)  $
2,218
                                        Total CLIN Est Cost
                                         (Exclusive of Fee)    $
107,289
                                        Base Fee (Max. 3% of
                                         Fee-Bearing Est Cost) $
2,101
                                        CLIN Total
109,390
                                        Award Fee Pool (7%)
7,355

0014AB  Title D and F SHIPALTS
        and Repairs
        Fee-Bearing Est Cost            $     96,122
        FCOM                            $      2,029
        Total Est Cost                  $     98,151
        Base Fee                        $      1,922
        Sub-CLIN Total                  $    100,073
        Award Fee Pool                  $      6,729


0014AC  Title K SHIPALTS
        Fee-Bearing Est Cost            $     8,949
        FCOM                            $       189
        Total Est Cost                  $     9,138
        Base Fee                        $       179
        Sub-CLIN Total                  $     9,312
        Award Fee Pool                  $       626

0015    Accomplish FY94 Advance         Fee-Bearing Est Cost   $
103,176
        Planning for USS CAMDEN         Facilities Capital
        (AOE 2) FY95 DPMA                Cost of Money (FCOM)  $
2,175
                                        Total CLIN Est Cost
                                         (Exclusive of Fee)    $
105,351
                                        Base Fee (Max. 3% of
                                         Fee-Bearing Est Cost) $
107,415
                                        CLIN Total             $
107,222
                                        Award Fee Pool (7%)    $
7,222

0015AB  Title D and F SHIPALTS
        and Repairs
        Fee-Bearing Est Cost            $  94,384
        FCOM                            $   1,990
        Total Est Cost                  $  96,374
        Base Fee                        $   1,888
        Sub-CLIN Total                  $  98,262
        Award Fee Pool                  $   6,607

0015AC  Title K SHIPALTS
        Fee-Bearing Est Cost            $   8,792
        FCOM                            $     185
        Total Est Cost                  $   8,977
        Base Fee                        $     176
        Sub-CLIN Total                  $   9,153
        Award Fee Pool                  $     615

FY 95 OPTIONS

0016    Accomplish Repair and           Fee-Bearing Est Cost
$6,647,058
        Alteration of USS SACRAMENTO    Facilities Capital
        (AOE 1) FY95 PMA                 Cost of Money (FCOM) $
58,979
                                        Total CLIN Est Cost
                                         (Exclusive of Fee)
$6,706,037
                                        Base Fee (Max. 3% of
                                         (Fee-Bearing Est Cost)$
132,941
                                        CLIN Total
$6,838,978
                                        Award Fee Pool (7%)   $
465,294

00016AB  Title D and F SHIPALTS
         and Repairs
         Fee-Bearing Est Cost          $6,162,445
         FCOM                          $   53,023
         Total Est Cost                $6,215,468
         Base Fee                      $  123,249
         Sub-CLIN Total                $6,338,717
         Award Fee Pool                $  431,371

0016AC  Title K SHIPALTS
        and Repairs
        Fee-Bearing Est Cost           $  455,128
        FCOM                           $    5,896
        Total Est Cost                 $  461,024
        Base Fee                       $    9,103
        Sub-CLIN Total                 $  470,127
        Award Fee Pool                 $   31,859

0016AE  Update Ship Selected Records
        Fee-Bearing Est Cost           $   29,485
        FCOM                           $       60
        Total Est Cost                 $   29,545
        Base Fee                       $      590
        Sub-CLIN Total                 $   30,135
        Award Fee Pool                 $    2,064

0017    Accomplish Repair and          Fee-Bearing Est Cost
$14,710,652
        Alteration of USS CAMDEN       Facilities Capital
        (AOE 2) FY95 DPMA               Cost of Money (FCOM) $
156,490
                                       Total CLIN Est Cost
                                        (Exclusive of Fee)
$14,867,142
                                       Base Fee (Max. 3% of
                                        Fee-Bearing Est Cost)$
294,231
                                       CLIN Total
$15,161,355
                                       Award Fee Pool (7%)   $
1,029,746

0017AA  Messing and Berthing
        Fee-Bearing Est Cost           $  470,075
        FCOM                           $    1,019
        Total Est Cost                 $  471,094
        Base Fee                       $    9,402
        Sub-CLIN Total                 $  480,496
        Award Fee Pool (7%)            $   32,905


0017AB Title D and F SHIPALTS
       and Repairs
       Fee-Bearing Est Cost           $  13,772,584
       FCOM                           $     149,818
       Total Est Cost                 $ 139,922,402
       Base Fee                       $     275,452
       Sub CLIN Total                 $  14,197,854
       Award Fee Pool (7%)            $    $964,081

0017AC TitleK SHIPALTS              $
       Fee bearing Est Cost                $438,532
       FCOM                                $  5,594
       Total Est Cost                      $444,176
       Base Fee
       Sub-CLIN Total                      $  8,772
       Award Fee Pool (7%)                 $452,948



0017AC Updated ships Selected Records
       Fee bearing Est Cost                $ 29,411
       FCOM                                $     59
       Total Est Cost                      $ 29,470
       Base Fee                            $    588
       Sub-CLIN Total                      $ 30,058
       Award Fee Pool (7%)                 $  2,059

       TOTAL FOR ALL CLINS


                            Fee bearing Est Cost         $57,531,456
                            Cost of Money for
                            Facilities Capitol
                            * (FCOM)                     $    652,283
                            Total CLIN Est Cost
                            (Exclusive of Fee)           $ 58,183,739
                            * Base Fee (Max 3% of
                            Fee bearing Est Cost)        $  1,150,628
                            CLIN                         $ 59,334,367
                            Award Fee Pool (7%)
                                                           $4,027,199
   CLIN Totals shall be equal to the sum of all SUB-CLIN totals

   The maximum Base Fee of 3% is to be reduced by the Cost of Money for Facilities Capitol (FCOM), if proposed, up to 1% in accordance with DOD FAR SUPPLEMENT 215.973. The maximum amount of the AWARD FEE POOL shall equal 10% minus the amount of the BASE FEE POOL after application of the OFFSET.

    The Proposed AWARD FEE POOL shall equal 7% for all offers. The Government will evaluate each offers proposed based on an AWARD FEE POOL of 7%. The Government will not consider a proposed AWARD FEE POOL amount more or less than &%, either for contract award evaluation purposes, or as a proposed separate limitation of AWARD FEE during the performance of the contract under Clause H-33, Determination of Fee

    DOD FAR SUPPLEMENT 16.404-2(b) (71) requires that the amount of base fee shall not exceed three percent (3%) of the Total Fee Bearing Estimated Cost of the contract.

    Pursuant to FAR.15.903, the maximum fee (base fee plus award fee) shall not exceed ten percent (10%) of the Total Fee Bearing Estimated Cost of the contract . The fee payable shall be the base fee increased by an award fee determined by the fee determination Official pursuant to Clauses H-33 of the Special Contract entitled
DETERMINATION OF FEE.


The Government will make payments on account for the base fee equal to three percent(3%) of the amount invoiced by the contractor and payable for works performed in accordance with the clauses of the special Provisions entitled DETERMINATION OF FEE and with the clause in section I entitled ALLOWABLE COST AND PAYMENT.

    In event of discontinuance of work, the base fee shall be redetermined by mutual agreement in accordance with the clauses of the General Provisions entitled TERMINATION, and the redetermination base shall equitably reflected the diminution of work performed. The amounts by which such redetermination base fee is less than, or exceeds, payments previously made on account of the base fee, shall be paid to or repaid by the contractor as the case may be. In the event of discontinuance of the work, the award fee otherwise payable shall be determined in accordance with, the clauses of the Special Contract Requirements entitled AWARD FEE DETERMINATION IN EVENT OF TERMINATION OR DISCONTINUANCE.

    The cost of Money for Facilities Capitol is not a fee-bearing cost under this contract. However, such amount is included in the Total Estimated Cost for Purpose of the LIMITATION OF COST clause of this contract.

The clauses of the General Provisions entitled LIMITATION OF COST applies to each contract sub-line item independently.

                     SECTION C - DESCRIPTION/SPECIFICATION

The Contractor, under the direction of the Supervisor of Shipbuilding, Conversion and Repair, USN, Seattle (hereinafter referred to as the Supervisor), and as an independent Contractor and not as an agent of the Government, shall furnish the materials, services, and facilities (except those furnished by the government under express provisions of this contract) necessary for the accomplishment of the following work:

1.0   GENERAL

a. The requirements of this contract (including option items exercised by the Government, provisioned items and non-scheduled repairs and alterations ordered by the government) are for the Contractor to:

1. Accomplish advance planning for the repair and alteration of Phased Maintenance Availability (PMA) and Docking Availability (DPMA) items of USS SACRAMENTO (AOE 1) and USS CAMDEN (AOE 2).

2.   Prepare for and accomplish the repair and alteration of USS
SACRAMENTO and USS CAMDEN during Scheduled Phased Maintenance
Availabilitys (PMAs), making certified dry-docking facilities available for accomplishment of work items below the ships waterline for Docking Availabilities (DPMAs).

3. Accomplish emergent repairs and prefabrication/installation of alterations ordered between PMAs and DPMAs by the Administrative
Contracting Officer.

4. Accomplish provisioning action related 1.0.a.1 through 1.0.a.3 of this section.

5.   Furnish supplies ordered by the Administrative Contracting
Officer.

b. The contract contains items and option items for advance planning services, including identification and procurement of Long Lead Time Material (LLTM), development of work item specification, and design review of alteration drawings.

c. The Contract includes items and option items for the preparation for and accomplishment of PMAs and DPMAs, including the cost of LLTM and the update of Ship Selected Records (SSRs).

d. The Contract contains items whereby the Government may order the procurement of provisioning material or may order services for the accomplishment of necessary repairs which arise between availabilities or the accomplishment of alteration work, such as material ordering and prefabrication, between availabilities. The items are not funded unless or until the Government places an order with the Contractor.

      e. The Contractor shall provide for staging and storage of LLTM for use in the availabilities.

      f. The Contractor shall prepare for and shall accomplish the repair and alteration of vessels listed in Section F in accordance with the work item specification, drawings, test procedures and other detailed data provided by the Government under Section J. The Contractor will also be required to accomplish advance planning functions (including shipchecks, Ship Alteration Installation Drawing
(SID) design review, work item specification preparation, and LLTM identification and procurement), planning functions, and other work
necessary to prepare for repair and alteration of the vessels.   The
detailed data provided by the government under Section J. shall be used by the contractor as the notional specifications work package for the repair and alteration of vessels for solicitation purpose.

            1. The schedule for advanced planning, for proposal development and the selected records update relative to availability start (A) or completion (C) is shown in Table C-1. The proposal for each availability shall be developed for the actual work package developed and/or authorized by the government .

           2.Negotiation/approval of the basic work specification package should occur by approximately A-15. Upon exercise of the option item(s) with in the time frame (s) identified in section H, Special Provisions, Clause H-25, Exercise of options, dollar adjustments to the option estimated cost pulse base fee and award fee pool which arise out of the work specifications package negotiation/approval will be made if required.

          3. PMA emergent work is defined as work identified after provision of the authorized SARP(A-165). All emergent work will be classified as either Growth work or New Work. Growth work will be related to a previously identified work specification item. New work will not be related to a previously authorized work specification item, and the work will be assigned a new specification item number.

                 (a)  GROWTH WORK
                      the anticipated amount of growth work will be estimated and approved by the Contractor at A-80 along with the proposal for the work package. Through the end of each availability, the Contractor shall prepare all growth work specifications in the form of Work Packages. Each package shall include work operations, trade skills involved, material requirements, estimated man-hours by trades and schedule of which work is

SUPSHIP representative and the Port engineer will review each work package when submitted, and authorization to proceed with the work will be provided by the SUPSHIP project manager.

                 (b)  NEW WORK

All new work specifications shall be written and/or approved by SUPSHIP representative and the Port Engineer. Upon receipt or approval of a new specification, the Contractor shall propose a change in the estimated cost and fee to be incorporated into section B. authorization to proceed with new work will be granted only by the contracting officer, only after the work has been priced, and will be subject to the LIMITATION OF FUNDS CLAUSE.

                                Table-C
                      Advanced Planning Schedule

                            SACRAMENTO
                                FY91                       SUBSEQUENT
ACTIONS                         AVAIL
AVAILABILITIES

Government initial provided         A-210                        A-360
advanced planning funding
increment.


Government provided PERA             A-210                       A-360
milestone planning letter

Government provide Title K         A-210                       A-360
ship alteration authorization
letter and Title D, F
and K LLTM list(FMPMIS
TP-05 report or equivalent)

Government Provided SIDs.            A-210                       A-
360

Contractor Complete SID              A-190                       A-
315
design review and submit
results. (Government may
authorize shipcheck.)

Contractor provided                  A-180                       A-
315
recommendations for non
government-furnished
alterations LLTM

Contractor commence                  A-170                       A-
300
procurement of authorized
non-Government furnished
alterations LLTM.
Contractor assist in                              If Authorized
conduct of work package
determination.

Government provided resolution      A-170                       A-270
of Contractor SID design review
problems.

Contractor recommend changes         A-170                       A-
270
to alteration LLTM list, if any

Contractor supplement                A-165                       A-
255
alteration LLTM procurement,
as authorized.

Contractor submit preliminary        A-165                       A-
230
K Alteration and D/F
alteration cost Estimates.

Government Provided preliminary      A-165                       A-
230

SARP to Contractor.                  A-160                       A-
220
Contractor submit cost
proposal for advance planning.

Contractor provide repair            A-160                       A-
210
item LLTM recommendation

Contractor Commence procurement
of authorized repair item LLTM.     A-150                        A-
200

Contractor provide preliminary      A-150                        A-
200
SARP time and cost estimates

Contractor conduct shipchecks                            If
Authorized
for specifications preparation

Government provide authorized        A-150                       A-
165
SARP to contractor

Contractor provide complete          A-120                       A-
120
NAVSEA Title K alteration
work item specifications for
basic work package

Contractor provide complete          A-90                         A-
90
repair and Title D/F alterations
work item specifications for
basic work package.

Contractor submit complete          A-80                          A-
80
proposal for basic work package.
(to include SRR update, if tasked,
and growth and/or overtime estimates).

Contractor provide Updated          C+60                          C+60
ship selected Records
( if tasked).

Item 0001            ACCOMPLISH FY91 ADVANCED PLANNING FUNCTIONS
                     FOR USS SACRAMENTO (AOE 1) FY91 DPMA

1.1 SCOPE

              The contractor is required to accomplish advanced planning for SACRAMENTO in accordance with the schedule of Table C-1, including the development of work specifications, design review of Government alterations drawings, shipchecks to validate work specification] and drawing, LLTM procurement, and other necessary to prepare for the alterations and repairs of SACRAMENTO. THE CONTRACTOR SHALL NOT INCUR ANY COST ASSOCIATED WITH THE FOLLOWING WORK UNTIL AUTHORIZATION BY THE CONTRACTING OFFICER. The requirements include, but are not limited to , the following:

       a. Accomplish advance planning for the repair and alteration of SACRAMENTO in accordance with work specifications, drawing, test procedures and other detailed data provided by the Government. The Contractor will be required to accomplish advance planning functions, including development of specifications , design review of Government alteration drawings, procurement of materials, shipchecks, and other work necessary to prepare for repair and alteration of the vessel. This work will be based on SHIPALT authorization letters and on SARP and WDC work authorized by the Port Engineer via the Supervisor. The specifications cost proposals, and other data developed by the Contractor in support of the basic work package, as well as work specification references obtained from the Planning Yard or other sources, shall be submitted to the Supervisor not later than shown in Table C-1 for each availability being planned.

       b. Develop specifications for emergent work items identified prior to A-90. These specifications shall be written in format similar to the basic specifications, describing the additional work to be accomplished as defined by the Supervisor supported by OPNAV Form 4790/2Ks, 2L drawings, SARP line item specifications and other commonly used documentation.

       c. Prepare material ordering lists, develop engineering data forms, submit Liaison Action Records, and correct engineering drawings as authorized

       d. identify, procure, receive and store authorized LLTM. When authorized, the Contractor shall, where particle and economical, procure, or arrange options for multiship quantities where material requirements are identical.

       e. provide an integrated milestone plan for the advanced planning and procurement phases of the availability. These milestones will include a schedule of key events necessary to meet the contract delivery dates.

       f. Develop and utilize a progress measurement system to determine the physical progress of the advance planning, and procurement phases. The progressing system shall permit a direct comparison of the physical progress of completed work to the integrated milestone plane that is to be developed in subparagraph 1.1.e. Above.

       g. apply stringent changes control procedures to ensure timely identification and incorporation of emergent work.

       h. Apply approved quality assurance procedures as required by this contract and the associated specifications. Ensure the procured material and performed work will achieve and maintain the required quality standards.

       i. the Contractor cannot modify the basic design features of the engineering data provided by the Government. The modifications are deemed necessary by the contractor, the Contractor shall follow the engineering change proposals and request for deviations and waivers procedures of NAVSEA Technical Specification 9090-100

       j. work specification shall be based on the SARP, WDC results, and other data derived from shipcheck and or provided by the supervisor, in accordance with appendix 2 - I of NAVESA 0900-LP0795010 and using Standard work items (WI) which are in effect on the date of specification submission to the Supervisor for acceptance. Specifications, created by the contractor or reapplied from previous program efforts, shall be examined prior to submission to ensure
applicability and compliance with requirements specified herein   In
preparing the specifications and in accomplishing the work, it is mandatory that repairs be based on actual material condition to the maximum extent possible. The use of Class B repairs is to be minimized. Work specifications shall be prepared and stored using ADP or word processing techniques in order to minimize preparation or revision of specifications for the same or similar work required for other availabilities..

           k. All required engineering and drafting modifications to drawings and illustrative material shall be prepared to interpret and define the repair and alterations to the ship. New drawings, if necessary, shall be prepared in accordance with DOD-D-01000b. If tasked, the contractor shall update ship Selected Record Drawings (SSRDs) in accordance with NAVSEAINST 4790.1A and the Fleet Modernization Program (FMP) Management and Operations Manual (SL720-AA-MAN-010.

      1. Drawings, data and other work products shall be completely and thoroughly checked and reviewed by the Contractor for technical accuracy and compliance with the provisions of specifications and assignments to such an extent that checking and detailed review by the technical personnel of SUPSHIP will not be necessary. Any corrections to drawings or other work products found necessary due to error or omission of the contractor shall be promptly accomplished by the Contractor.


        m. All drawings and other data to be furnished shall be reviewed and approved by the Contractors Chief Design Engineer prior to delivery to the Supervisor.

      n. All drawing and other data developed by the contractor shall represent a practical engineering solution based on the best trade-off between total cost, reliability, maintainability, availability of material, labor skill and industrial capability, state of art , and timely accomplishment of the task. The design will meet the requirement of the General Specifications for Ships and be presented on a format consistent with the requirements of the references and instructions in force on the start date of the work assignment. Maximum utilization of existing Class drawings and Navy Standard drawings will be made. Redrawing or tracing in whole or in part of the existing class or standard drawings will not be permitted unless specifically authorized in writing.

      o. The Contractor shall be responsible for producing interference-free, technically accurate drawings and shall be responsible for calling to the attention of the Supervisor, orally and in writing, any interface and interference problems.

      p. The following documents or their subsequent revisions in effect at time of contract award and/or option exercise, as well as applicable current instructions, general specifications, type plans, naval ship technical manuals and directives from the Naval Sea Systems Command shall be used in the technical requirements of work under the contract:

                                     MILITARY STANDARDS

        DOD-STD-100C                 Engineering Drawing Practices
        DOD-STD-480A                 Configuration Control;
Engineering
                                     Changed, Deviations and Waivers
        MIL-STD-481A                 Configuration Control;
Engineering
                                     Changes, Deviations and Waivers
                                     (Short Forms)
        MIL-STD-784B                 Damage Control Books for Surface
                                     Ships, Revision of
        MIL-STD-881A                 Work Breakdown Structures for
                                     Defense Material Items

        MIL-STD-1561B                Provisioning Procedures, Uniform
                                     Department of Defense
        MIL-STD-1625B                Dry-docking and Launching
                                     Facilities
                                     Safety Certification Criteria for
                                     U.S.Navy Ships
        MIL-I-45208A                 Inspection System Requirements
        DOD-D-1000B(2)               Drawings, Engineering and
                                     Associated Lists
        MIL-5480E                    Data, Engineering and Technical,
                                     Reproduction Requirements for
        MIL-M-9851/1   (1)           Microfilming of Engineering
                                     Documents 35MM, Ship Systems
        MIL-M-9868D                  Microfilming of Engineering
                                     Documents, 35MM Requirements for
        MIL-M-15071H                 Manuals, Technical, Equipment and
                                     Systems
        MIL-M-38784A                 Manuals, Technical; General Style
                                     and Format Requirements

                                        NAVEL INSTRUCTIONS
       S9086-7G-STM-0000             NAVSHIPS Technical Manual Chapter
                                     997, Dry-docking Instructions and
                                     Routine Work in dry-docking
      NAVSEA 0900-LP-079-5010        Ship Repair Contracting Manual,
                                     Appendix 2-I
      NAVSEA                         Fleet Modernization Program (FMP)
      SL720-AA-MAN-010               Management and Operation Manual
      NAVSEAINST 4790.1A             Expanded Ship Work Breakdown
                                     Structure (ESWBS) for Ships, Ship
                                     Systems and Combat Systems
      S9040-AA-IDX-010/SWBS          Expanded Ship Work Breakdown
      5d VOl.1                       Structure for Ships, Ships System
                                     and Combat Systems
      S9040-AA-IDX-020/SWBS          User  Guide for the expanded Ship
      SWBS 5d  VOL.  2               Work Breakdown Structure for
Ships
                                     Ship System and Combat Systems.


       q. Submit a preliminary time and cost estimate for accomplishment of the work listed in the preliminary SARP. This information is for Government use during the Work Definition conference. The estimates shall be as accurate as practicable and shall be provided within 30 days of receipt of the preliminary SARP in the following format:
                                                          ESTIMATE
ITEM       TIME REQUIRED   ESTIMATED    ESTIMATED          TOTAL COST
NO.        CALENDAR DAYS    MANDAYS     MATERIAL COST
(PRELIMINARY)

ITEM 0002 NON-SCHEDULED REPAIR AND ALTERATION REQUIREMENTS BETWEEN SCHEDULED AVAILABILITIES

1.2  SCOPE

     a. GENERAL The Contractor shall furnish such supplies or services related to emergent type work which cannot be accommodated in scheduled availabilities, repair or alteration work as may be ordered by the Government in accordance with the procedure specified herein. Notwithstanding any contrary provision in any document refereed to in subparagraph (d) below, the Contractor shall not begin work on these supplies or services prior to the placement of orders therefore by the Administrative Contracting Officer (ACO) The Government reserves the right to order these supplies and services elsewhere at its discretion.

     b. ORDERS.

        (i) Orders ( or revisions thereto) for supplies or services hereunder will be placed by the ACO ( on the basis of funded requisitions to be supplied by the cognizant Requiring Activity ) in the form of modifications (unilateral or bilateral ) to this contract. The Contractor shall comply with orders only when so made. ( To maximum extent possible, such orders will be made by bilateral modifications to the contract which are fully priced and contain definitive delivery schedules.)

        (ii) In the event the ACO determines that time does not permit negotiation of a bilateral modification, a unilateral modification will be issued by the ACO which will specify a dollar limitation ( see paragraph (c) below) and a desired delivery schedule for the supplies or services ordered together with a detailed description of the supplies or services to be furnished and a statement of the cost and [pricing data required to be furnished . Price( estimated cost and fee) and delivery schedule will later be the subject of a bilateral modification to be executed on behalf of the Government by the ACO. To this end, the Contractor shall submit a price (estimated coat fee ) proposal, in the number of copies requested by the ACO, within forty (40) percent of the production effort but no later then ten (10) days after receipt of each unilateral modification or as soon as practicable thereafter, but in any event before cost equal to twenty (20) percent of the dollar limitation have been incurred. (The unilateral modification shall not be used for end item billing purpose for delivered items under this contract.) Failure to agree on the bilateral modification for any unilateral order shall be considered a dispute within the meaning of the Disputes clause.

c.     Limitation of Obligation With Respect to Orders Not Finally
Priced.

The Contractor shall commence work upon receipt of any unilateral modification to this contract. If at any time the contractor has reason to believe that the price (estimated cost fee) of any order placed hereunder will exceed the dollar limitation (ceiling Price) established by the ACO in a unilateral modification, the contractor shall so notify the ACO in writing and propose an appropriate increase within 10 days of such notice, the ACO will either(i) notify the contractor in writing of such appropriate increases, or (ii)instruct the Contractor how and to what extent the work shall be continued; provided, however, that in no event shall the contractor be obligated to proceed with work in a unilateral modification beyond the point where his cost plus a reasonable (fee) hereon exceed the dollar limitation, and provide also that in no event shall the Government be obligated to pay the Contractor any amount in excess of the dollar limitation specified in any unilateral modification placed pursuant to paragraph (b) above.

     d. The Support Document applicable to ordering the supplies or services hereunder is as follows:

          MIL-STD-1561B

     e. Terminal Date for Placement of Orders. The Contractor shall not be obligated to accept any orders placed hereunder beyond 180 days after delivery of the last end item.

ITEM 0003 PROVISIONED ITEMS ORDER (PIO) FOR ITEMS 0001,0002 AND, IF OPTIONS ARE EXERCISED, FOR ITEMS 0007 THROUGH 0017.

1.3 SCOPE

     a.  GENERAL   The Contractor shall furnish such supplies or
services as may be ordered by the Government in accordance with the procedures specified herein. Notwithstanding any contrary provision in any document referred to in subparagraph (d) below, the Contractor shall not begin any work on these supplies or services prior to the placement of orders therefore by the Administrative Contracting Officer (ACO).

     b.  ORDERS.

         (i) Orders (or revisions thereto) for supplies or services hereunder will be placed by the ACO (on the basis of funded requisitions to be supplied by the cognizant Provisioning Activity) in the form modifications (unilateral or bilateral) to this contract.
The Contractor shall comply with orders only when so made. (To maximum extent possible such orders will be made by bilateral modifications to the contract which are fully priced and contain definitive delivery schedules.)

         (ii) In the event the ACO determines that time does not permit negotiation of a bilateral modification, a unilateral modification will be issued by the ACO which will specify a dollar limitation (see services ordered together with a detailed description of the supplies to be furnished. Price (estimated cost and fee) and delivery schedule will later be the subject of a bilateral modification to be executed on behalf of the Government by the ACO. To this end, the Contractor shall submit a price (estimated cost and fee) proposal, in receipt of each unilateral modification or as soon as practical thereafter, but in any event before cost equal to twenty
(20) percent of the dollar limitation have been incurred. (The unilateral modification shall not be used for end item billing purposes for delivered items under the contract

     c. Limitation of Obligations with Respect to Orders not Finally Priced. The Contractor shall commence work upon receipt of any unilateral modification to this contract. If at any time the Contractor has reason to believe that the price (estimated cost and fee) of an order placed hereunder will exceed the dollar limitation established by the ACO in a unilateral modification, the contractor shall so notify the ACO in writing and propose an appropriate increase. Within Thirty (30) days of such notice, the ACO will either
(i) notify the Contractor in writing of such appropriate increase, or
(ii) instruct the Contractor how and to what extent the work shall be continued; provided, however, that in no event shall the Contractor be obligated to proceed with work in a unilateral modification beyond the point where his costs, plus a reasonable profit (fee), thereon exceed the dollar limitation, and provided however that in no event shall the Contractor be obligated to proceed with work on a unilateral modification beyond the point where his costs, plus a reasonable profit (fee), hereon exceed the dollar limitation, and provided also that in no event shall the Government be obligated to pay the Contractor any amount in excess of the dollar limitation specified in any unilateral modification placed pursuant to paragraph (b) above.

     d. The Support Document applicable to ordering the supplies or services hereunder is as follows:

            MIL-STD-1561B

     e. Terminal Date for Placement of Orders. The Contractor shall not be obligated to accept any orders placed hereunder beyond 180 days after delivery of the last end item.


ITEM 0004  DATA FOR ITEMS 001 AND, IF OPTIONS ARE
           EXERCISED, OPTION ITEMS 0007 THROUGH 0017

1.4 SCOPE

    The Contractor shall provide data in accordance with the following:

    a. The data to be furnished hereunder shall be prepared in accordance with the CDRL, Form 1423, Exhibit A attached hereto. The Contractor shall prepare and submit the data as specified in the CDRL. Throughout the Contract

Data Requirements List and associated Data Item Descriptions, various data submissions require the use of 8x10 1/2 paper. In all such cases, 8 1/2 x 11 standard commercial size paper may be substituted.

     b. The CDRL lists those major data items required by the contract work specifications. The Contractor shall notify the Supervisor in writing if data items required by the contract work specifications are not listed on the CDRL

ITEM 0005  PROVISIONING TECHNICAL DOCUMENTATION FOR ITEMS 0001 AND
0002
           AND IF OPTIONS ARE EXERCISED, OPTION ITEMS 0007 THROUGH
0017

1.5 SCOPE

      The Contractor shall provide data in accordance with following:

      a. The data to be furnished hereunder shall be prepared in accordance with the CDRL, DD Form 1423, Exhibit B attached hereto. The Contractor shall prepare and submit the data as specified in the CDRL. Throughout the Contract Data Requirements List and associated Data Item Descriptions, various data submissions require the use of 8 x
10 1/2 paper. In all such cases, 8 1/2 x 11 standard commercial size paper may be substituted.

     b. The CDRL lists those major data items required by the contract work specifications. The Contractor shall notify the Supervisor in writing if data items required by the contract work orders are not listed on the CDRL.

     c. For configuration changes associated with any Line Item of this contract, the Contractor shall accomplish (for Contractor furnished material), or assist the Supervisor (for Government furnished material), with Provisioning Technical Documentation (PTD) updating in accordance with MIL-STD-1561B and NAVSEA SL720-AA-MAN-010. The Contractor shall have a system to manage the procurement of Contractor furnished material and the identification of supply support requirements for both Contractor and Government Furnished Materials.

     d. Provisioning Technical Documentation shall be in accordance with Exhibit B and the Provisioning requirements Statement of Section J.
ITEM 0006   DATA FOR ITEM 0002

1.6  SCOPE

     The Contractor shall provide data in accordance with the following:

     a. The data to be furnished hereunder shall be prepared in accordance with the CDRL, DD Form 1423, Exhibit C attached hereto.
The Contractor shall prepare and submit the data as specified in the CDRL. Throughout the Contract Data Requirements List and associated Data Item Description, various data submissions require the use of 8 x 10 1/2 paper. In all such cases, 8 1/2 x 11 standard commercial size paper may be substituted.

     b. The CDRL lists those major data items required by the contract work specifications. The Contractor shall notify the Supervisor in writing if data items required by the contract work orders are not listed on the CDRL.

FY 91 OPTIONS

ITEM 0007 (OPTION) ACCOMPLISH REPAIR AND ALTERATION OF USS SACRAMENTO (AOE 1) FY DPMA

1.7  SCOPE

     The Contractor shall accomplish the FY91 PMA Repair and
Alteration of CAMDEN as specified herein and in accordance with the work item specifications, drawings, test procedures and other detailed data provided by the Government in accordance with Section J and paragraph 1.0.f of this Section.

     The Contractor shall accomplish planning, document preparation, engineering, procurement, prefabrication and shipyard production work, and any work necessary to prepare for and accomplish the alterations, repairs maintenance and routine work as specified herein. These requirements include, but are not limited to, the following;

a. Provide the management, technical, procurement production test quality assurance and facility resources necessary to prepare for and accomplish the repair and alteration of the SACRAMENTO in accordance with the requirements stated in this section, the work item specifications (Section j ), the delivery schedule specified in Section F, and all other terms and conditions set forth in this contract.

b. Accomplish planning and scheduling to ensure a rational, integrated and timely plan for receipt, storage and installation of Government Furnished Material as identified in work item specifications, and for accomplishment of production work, tests and trials in order to meet the required contract delivery dates. A critical path analysis (if required by the Supervisor for particular work items) and a milestone schedule shall be used to measure schedule accomplishment of the functions and elements required to successfully complete the repair and alteration of SACRAMENTO within the availability dates specified in Section F.

c. Develop progress Measurement Systems to permit the determination of the physical progress of completed work for each of the elements in the scheduling plan, including material, manpower, engineering, production, tests and trials. The progress measurement system shall permit a direct comparison of the physical progress of completed work to the planned performance measurement baseline for each of the elements in the scheduling system.

d. Establish management procedures and systems to identify behind schedule conditions an unfavorable schedule variances, using the scheduling systems performance measurement baseline and the progress measurement systems. The applied systems and procedures shall provide timely identification of scheduling problem areas to permit prompt management action to correct unsatisfactory conditions.

e. Apply stringent change control procedures to ensure timely identifications and incorporation of emergent work..

f. Prepare and submit in definitive forms a proposal for accomplishment of emergent work. This proposal shall be submitted within five working days after work identification in accordance with the detailed requirements for emergent work proposals and emergent work specifications detailed in DD Form 1423, CDRL, herein.

g. The Navy intends that all basic and emergent work authorized for the repair and alteration of the vessel be compatible with the duration of the scheduled production accomplishment periods. The Contractor agrees, therefore to inform the Supervisor as soon as practicable, but no later than as specified in paragraph 1.7.f. of this section, if it appears that any work items will require a longer period.

h. Adjustments to the work package will be incorporated by the Supervisor after a receipt/negotiation of the contractors proposal for such adjustments. The time periods stated in paragraph 1.7.f. shall apply to all work proposals submitted by the Contractor.

i. The Contractor cannot modify the basic design features of the engineering data provided in Section J. If modifications are deemed necessary by the Contractor, the Contractor shall follow the Engineering Change Proposals and Request for Deviations and Waivers procedures of NAVSEA Technical Specification 9090-100.

j. All required engineering and drafting modifications to drawings and illustrative material shall be prepared to interpret and define the repair and alterations to the ship. New drawings, if necessary, shall be prepared in accordance with DOD-D-1000B. If required, Ship Selected Record Drawings (SSRDs) shall be updated in accordance with NAVSEAINST 4790.1A and the Fleet Modernization Program (FMP) Management and Operations Manual (SL720-AA-MAN-010).

k. Drawings, data and other work products shall be completely and thoroughly checked and reviewed by the Contractor for technical accuracy and compliance with the provisions of specifications and assignments to such an extent that checking and detailed review by the technical personnel of SUPSHIP will not be necessary. Any corrections to drawings or other work products found necessary due to error or omission of the contractor shall be promptly accomplished by the Contractor.

l. All drawings and other data to be furnished shall be reviewed and approved by the Contractors Chief Design Engineer prior to delivery to the Supervisor.

m. All drawing and other data developed by the Contractor shall represent a practical engineering solution based on the best trade-off between total cost, reliability, maintainability, availability of material, labor skill and industrial capability, state-of the-art, and timely accomplishment of the task. The design will meet the requirement of the General Specifications for Ships and be presented on a format consistent with the requirement of the reference and instruction in force on the start date of the work assignment.
Maximum utilization of existing Class drawings and Navy Standard Drawings will be made. Redrawing or tracing in whole or in-part of the existing class or standard drawings will not be permitted unless specifically authorized in writing by the Supervisor.

n. The Contractor shall be responsible for producing interference free, technically accurate drawings and shall be responsible for called to the attention of the Supervisor, orally and in writing, any interface and interference problems.

o. Apply approved quality assurance procedures as required by this contract and the associated specifications to ensure that procured material and performed production work will achieve and maintain the required quality standards.

p. The documents identified in 1.1.p., or their subsequent revisions in effect at time of contract award or option exercise, as well as applicable current instruction, general specification, type plans, naval ship technical manuals and directives from Naval Sea Systems Command, shall be used in the technical requirements of work under the contract.

ITEM 0008 (OPTION) ACCOMPLISH ADVANCE PLANNING FOR USS CAMDEN (AOE 2)
          FY92 PMA

1.8    SCOPE

     The Contractor shall accomplish advance planning functions for CAMDEN in accordance with the statement of work for Line Item 0001, except for dry-docking requirements.

FY 92 OPTIONS

ITEM 0009  (OPTION) ACCOMPLISH, REPAIR AND ALTERATION OF USS CAMDEN
(AOE
            2) FY92 PMA

1.9    SCOPE

     The Contractor shall accomplish the repair and alteration of CAMDEN in accordance with the statement of work for Line Item 0007, except for drydocking requirements.

ITEM  0010   (OPTION)  ACCOMPLISH FY92 ADVANCE PLANNING FOR USS
             SACRAMENTO (AOE 1) FY93 PMA

1.10   SCOPE

     The Contractor shall accomplish advance planning functions for CAMDEN in accordance with the statement of work for Line Item 0001, except for dry-docking requirements.

ITEM 0011   (OPTION) ACCOMPLISH FY92 ADVANCE PLANNING FOR USS CAMDEN
             (AOE 2) FY 93 PMA.

1.11   SCOPE

     The Contractor shall accomplish the advanced planning for Sacramento in accordance with the statement of work for Line Item
0001, except for dry-docking requirements.

FY 93 OPTIONS

ITEM 0012 (OPTION) ACCOMPLISH REPAIR AND ALTERATION OF USS SACRAMENTO (A0E 2) FY93 PMA

1.12   SCOPE

     The Contractor shall accomplish the FY93 DPMA Repair and
Alteration of SACRAMENTO as specified herein and in accordance with the statement of work for Line Item 0007, except for dry-docking requirements.

ITEM 0013   (OPTION) ACCOMPLISH REPAIR AND ALTERATION OF USS CAMDEN
(AOE
             2) FY93 PMA

1.13   SCOPE

     The Contractor shall accomplish the repair and alteration of CAMDEN in accordance with the statement of work for line Item 0007, except for drydocking requirements.

FY 94 OPTIONS
ITEM 94 0014 (OPTION) ACCOMPLISH FY94 ADVANCE PLANNING FOR USS
              SACRAMENTO ( AOE1) FY95 PMA

1.14 SCOPE
The Contractor shall accomplish the advance planning functions for SACRAMENTO in accordance with statement of work for Line Item 0001, Except for dry-docking requirements.

ITEM 0015 (OPTIONS) ACCOMPLISH FY94 ADVANCE PLANNING FOR USS CAMDEN
           USS CAMDEN (AOE 2) FY95 DPMA

1.15 SCOPE

The contractor shall accomplish advance planning functions for CAMDEN in accordance with the statement of works for Line Item 0001, including dry-docking requirements.

FY95 OPTIONS
ITEM 0016  (OPTIONS) ACCOMPLISH REPAIR AND ALTERATIONS OF
USS SACRAMENTO  (AOE 1) FY 95 PMA

1.16 SCOPE


The Contractor shall accomplish the FY95 PMA repair and alteration of SACRAMENTO as specified herein and in accordance with the statement of work for Line Item 0007, except for dry-docking requirements.

ITEM 0017 SCOPE

The Contractor shall accomplish the FY95 DPMA Repair and Alterations of CAMDEN as specified herein and in accordance with the statement of work for Line Item 0007. In addition to the requirements of Line 0007, the contractor shall make certified dry-docking facilities available for accomplishment of work item below the ships waterline. Also, the contractor shall make messing and berthing facilities for ships crew available for ships force use.

       SECTION D-PACKING AND MARKETING



      SECTION E-INSPECTION AND ACCEPTANCE


1. FAR 52.246-3  Inspection of Supplies- Cost Reimbursement, (Apr
1984), is incorporated by reference in this contract.

       (a) the Inspection system which the contractor is required to maintain, as provided in paragraph (b) of this clause shall be in accordance with military specification MIL-I-45208 and NAVSEA standard
Item 009-04 in effect on the date of this contract unless otherwise specified.

       (b) Inspection facilities. The Facilities to be provided pursuant to this clause shall be equal to those provided by the Contractor for his use for generally similar purpose, and shall include offices, drafting rooms, convenient parking facilities, reproduction equipment or services, and telephones connected to the Contractors and local telephone systems. Toll charges for calls placed by the government shall be paid by the Government.

        (c) In accordance with paragraph (b) of this clause, the contractor shall make his records of all inspection work available to the Government for a period of six (6) months after completion of all work called for in the contract.

2. The performance by the contractor and the quality of the work completed, including services rendered shall be subject to inspection, review and final; acceptance by the SUPSHIP or his duly authorized representative

3. Failure of any contractually required document to conform to any of the applicable requirements of this contract will result in the rejection of the non-conforming document. Non-conforming engineering drawings documents shall be re-examined after correction of all discrepancies. The contractor shall identify the deficiencies corrected and the action taken to prevent recurrence .

4. Data: Inspection and acceptance of deliverable items under this contract shall be destination(s) as shown on DD from 1423, Exhibits A, Band C of Section J.

5. , Provisioned Items Ordering: Inspection and acceptance is to be determined at time of Provisioning Orders.


SECTION-F DELIVERIES OR PERFORMANCE

F-1 PLACE OF PERFORMANCE

Work on all vessels under this contract shall be performed at the :

                     TODD PACIFIC SHIPYARDS CORPORATION
                           (Name of Facility)

                       1801 16TH AVENUE S.W.
                         (Street Address)

                        SEATTLE, WA 98134
                      (City, State, Zip Code)

F-2    PERIOD OF PERFORMANCE

      ITEM                                    PERIOD OF PERFORMANCE

         FY 91

       0001                                  Effective date of
contract
                                             through 07 July  1991

       0002                                  See Section C.

       0003                                  Section C.

       0004                                  In accordance with CDRL.

       0005                                  Effective date of
                                             contract through
                                             completion and delivery
of
                                             data items specified in
                                             applicable CDRLs for Item
                                             0001, and if exercised,
for
                                             Option Item 0007 through
                                             0017, in accordance  with
                                             Clause H-30,
Provisionsing
                                             Technical Documentation.

0006                                   In accordance with CDRL.

FY-91 OPTIONS

       0007 Effective date of option exercise through completion of DPMA requirements


0008                                           Effective date of
option
                                               exercise through 30-
Sept.
                                               1991.

FY 92 OPTIONS

        0009                     Effective date of option exercise
                              through completion of PMA requirements

        0010                     Effective date of option exercise
                                through 30 September 1992

        0011                     Effective date of option exercise
                              though 30 September 1992

FY 93 OPTIONS

        0012                     Effective date of option exercise
                              through completion of PMA requirements

        0013                     Effective date of option exercise
                              through completion of PMA requirements

FY 94 OPTIONS

       0014                     Effective date of option exercise
                              through 30 September 1994

       0015                     Effective date of option exercise
                              through 30 September 1994

FY 95 OPTIONS

       0016                     Effective date of option exercise
                              through completion of PMA requirements

       0017                     Effective date of option exercise
                              through completion of DPMA requirements


      F-3 DELIVERY/REDELIVERY SCHEDULE FOR THE VESSELS

          The Government agrees to deliver the vessels to the Contractor at the Contractors plant on or about the following
Commencement Dates. The Contractor agrees to receiver the vessels no later than the following Completion Dates.

                                        PRODUCTION
                                           PERIOD         PERIOD
                                        COMMENCEMENT   COMPLETION
ITEM          VESSEL                       DATE           DATE
FY


0007      *USS SACRAMENTO  (AOE 1)      07/08/91       11/11/91
91

0009       USS CAMDEN      (AOE 2)      01/13/92       04/10/92
92

0012       USS SACRAMENTO  (AOE 1)      04/19/93       07/16/93
93

0013       USS CAMDEN      (AOE 2)      06/28/93       09/24/93
93

0016       USS SACRAMENTO (AOE 1)      10/17/94       01/20/95      95

0017      *USS CAMDEN      (AOE 2)      01/16/95      05/19/95
95

          * Indicates Drydocking Phased Maintenance Availability
(DPMA)

     The dates specified above represent the availability dates for the vessels.

   F-4 DELIVERY SCHEDULE FOR DATA ( ITEM 0004)

       The data provided by the Contractor under Item 0004 shall be delivered as specified on the Contract Data requirements List, DD Form 1423, Exhibit A hereto.

    F-5 DELIVERY SCHEDULE FOR PROVISIONING TECHNICAL DOCUMENTATION
        (ITEM 0005)

        The Provisioning Technical Documentation provided by the
Contractor under Item 0005 shall be delivered as specified in the Contract Data Requirements List, DD For 1423, Exhibit B hereto.

    F-6 DELIVERY SCHEDULE FOR PROVISIONED ITEM ORDERING (ITEM 0003)

        In cases where orders are placed by bilateral modification, delivery shall be effected in accordance with the delivery schedule established in the bilateral modification.

        In cases where orders are placed by unilateral modification, deliveries shall be affected in accordance with delivery schedule proposed by the Administrative Contracting Officer (ACO) in each unilateral modification, unless the Contractor, within thirty (30) days of the receipt of the unilateral modification, notifies the ACO that the proposed delivery schedule is not acceptable. In the latter case, the Contractor shall propose an alternate delivery schedule, which shall be the subject of negotiation prior to its inclusion in the bilateral modification expressing the order for the supplies.

    Unless otherwise expressed in the unilateral or bilateral modification, the supplies shall be delivered F.O.B. carriers freight station or at near the Contractors plant, and shipment shall be on Government bills of lading.

    F-7 DELIVERY SCHEDULE FOR EMERGENT NONSCHEDULED REPAIRS AND
ALTERATIONS REQUIREMENTS BETWEEN SCHEDULED AVAILABILITIES (ITEM 0002)

        In cases where orders are placed by unilateral modification, deliveries shall be effected in accordance with the delivery schedule proposed by the Administrative Contracting Officer (ACO) in each unilateral modification, unless the Contractor, within (30) days of the receipt of the unilateral modification, notifies the ACO that the proposed delivery schedule is not acceptable. In the latter case, the Contractor shall propose an alternate delivery schedule, which shall be the subject of negotiation prior to its inclusion in the bilateral modification expressing the order for the supplies.

    F-8 DELIVERY SCHEDULE FOR DATA (ITEM 0006)

        The data provided by the Contractor under Item 0006 shall be delivered as specified on the Contract Data Requirements List, DD Form 1423, Exhibit C hereto.

    F-9 STOP WORK ORDER

        FAR 52.212-13, Stop Work Order - ALTERNATE I (AUG 1989) is incorporated by reference into this contract.

   (a) Work under this

               SECTION G- CONTRACT ADMINISTRATION DATA

G-1    CONTRACT ADMINISTRATION DATA

    a. Work under this contract shall be under the cognizance of the Supervisor of Shipbuilding, Conversion and Repair, USN designated at the time of contract award.

    b.   The Contract Administration Officer is the designated
Supervisor of Shipbuilding, Conversion and Repair, USN.

G-2    CONTRACT ADMINISTRATION/PURCHASING OFFICE REPRESENTATIVE

    a.   Contract Administration Office Representative

    NAME:
    TELEPHONE:
    ADDRESS:

    b.   Purchasing Office Representative

    NAME:
    TELEPHONE:
    ADDRESS:
    ATTN:

G-3    PAYMENT ADDRESS

    Offerors shall indicate below the address to which payment should be mailed.
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________

G-4    ACCOUNTING/APPROPRIATION DATA

    For appropriate accounting and appropriation data see Section J of this contract.

              SECTION H: SPECIAL CONTRACT REQUIREMENTS

H-1:   Deleted

H-2:   Complete and Final Equitable Adjustments

H-3:   Plant Protection

H-4:   Government Surplus Property

H-5:   Access to Vessel (s)

H-6:   Duplication of Data

H-7:   Qualification of contractor Non-Destructive Testing (NDT)
       Personnel

H-8:   Department of Labor Occupational Safety and Health Standards
for
       Ship Repairing

H-9:   Discharge of Liens

H-10:  Deleted

H-11:  Additional Provisions Relating to Government Property

H-12:  Additional Provisions Relating to Correction of Defects

H-13:  Deleted

H-14:  Tests and Trials

H-15:  Change Proposal

H-16:  Documentation of Request for Equitable Adjustment

H-17:  Award Fee Determination in Event of Termination or
Discontinuance

H-18:  tug and Pilot Services

H-19:  Cost/Schedule Control Systems

H-20:  COSAL Configuration Change Documentation

H-21:  Disclosure of the Successful Technical/ Management and Pricing
       Proposal

H-22:  Substitution of Personnel

H-23:  Command Inspections of Berthing Facilities

H-24:  Facility Security Clearance

H-25:  Exercise of Options

H-26:  Segregation of Cost

H-27:  Milestone

H-28:  Deleted

H-29:  Standardization

H-30:  Provisioning Technical Documentation

H-31:  Technical Manuals and drawings

H-32:  DOD FAR Supplement

H-33:  Determination of Fee

H-34:  Order of Precedence of Contractors Proposal

H-35:  Invoice Submittal

H-36:  Limitations on Indirect cost Rates

H-37:  Indemnification for Access to Vessels

H-38:  Travel Costs

H-39: Disposal of Hazardous Waste

H-40: Access to Naval Supply Systems for Fasteners

H-1  Deleted

H-2  COMPLETE AND FINAL EQUITABLE ADJUSTMENTS (NAVSEA 1975)

     Whenever the contractor submit any claims for an equitable adjustment to any fact or circumstance regarded as a change order, weather formal or constructive under the change or any other clause of contract, such claim shall include all adjustments ( including but not limited to adjustment arising out of delays or disruptions or both caused by such change order) of which the contractor is entitled under the provisions of this contract the foregoing requirements shall not preclude the contractor from revising or resubmitting the aforesaid claims prior to agreement upon the equitable adjustments for the change order. However, upon the execution of the supplemental agreement setting forth the equitable adjustment for such change order, then, except as parties may otherwise expressly agree in the aforesaid supplemental agreement attributable to such facts or circumstances giving rise to the aforesaid claim, and, in any event, such right shall be deemed to have been so waived.

H-3      PLANT PROTECTION (1953   SEP)     NAVSEA)

   (a) The Contractor shall provide for its plant and the work in process under this contract such safeguards, including personnel devices and equipment, as would constitute reasonable protection under peacetime conditions (in the light of the size of the plant and the scope of its operations)against all hazards, including unauthorized entry, malicious mischief, theft, vandalism, and fire.

   (b) In addition to the foregoing precautions, the contractor shall provide such additional safeguards as may be required or approved by the Contracting Officer for the protection of its plant and the work in process under this contract against espionage, sabotage, and enemy action. The cost to the Contractor of all safeguards so required or approved shall, to the extent allocable to this contract be reimbursed to the same manner as if the Contractor had furnished such safeguards pursuant to a change order issued under the clauses of this contract entitled Changes. Such cost shall not include any allowance on account of overhead expense, except shop overhead charges incident to the construction or installation of such devices or equipment.

   (c) Upon Payment by the Government of the cost to the contractor of any device or equipment required or approved under paragraph (b) of this clause, title therefore shall vest in the government, , and the Contractor shall comply with the instructions of the Department respecting the identification and disposition thereof. No part or item of any such device or equipment shall be or become a fixture by reason or affixation to any realty not owned by the Government

H-4   GOVERNMENT SURPLUS PROPERTY (1966 JULY)  (NAVSEA

     No former Government surplus property or residual inventory resulting from terminated Government contracts shall be furnished under this contract unless (I) such property is identified in the Special Contract Requirements or (ii) is approved in writing by the Contracting Officer. Notwithstanding any such identification in the Special Contract r approved by the Contracting Officer, the contractor agrees all items or components described in this clause shall comply in all respects with specifications contained herein.

H-5   ACCESS TO THE VESSEL(S)

     Officers, employees, and associates of the Government, or other prime contractors with the Government, and their subcontractors, shall as authorized by the Supervisor, have at all reasonable times, admission to the Plant, access to the vessel(s) to perform and fulfill their respective obligations to the Government on a non-interference basis. The Contractor shall make reasonable arrangements with the Government or Contractors of the Government, as shall have been identified and authorized by the Supervisor, to be given admission to the Contractors facilities and access to the vessel and to the vessel and to office space, work areas, storage or shop areas, or other facilities and services, necessary for the performance of their respective responsibilities involved, and reasonable to their performance. All such above personnel shall be required to comply with all Contractor rules and regulations governing personnel at its shipyard, including those relative to safety and security.

H-6   DUPLICATION OF DATA

     The Contractor, without increase in fee, shall furnish to the Government and/or any third party or parties designated by the Government, copies of data which has been or is required to be furnished under this contract with unlimited rights.

H-7   QUALIFICATIONS OF CONTRACTORS NON-DESTRUCTIVE TESTING (NDT)
PERSONNEL

     The Contractor and any NDT subcontractor (as hereinafter defined) shall utilize for the performance of required non-destructive testing (which includes, but is not limited to, radiographic, magnetic particles, liquid penetrate, and ultrasonic inspections) only personnel who have been previously qualified and certified in accordance with MIL-STD-271E. The term NDT subcontractor is defined to be a first tier subcontractor performing NDT in conjunction with the production of materials, components, or equipment for the vessel.

H-8  DEPARTMENT OF LABOR OCCUPATIONAL SAFETY AND HEALTH STANDARDS FOR
SHIP REPAIR

attention of the contractor is directed to the Occupational Safety and health Act of 1970 ( 29 USC651-678), and to the Safety and Health Regulations for Ship Repairing (29 CFR 1915), promulgated under Public Law 85-742, amending Section 41 of the Longshoremens and Harbor workers compensation Act (33 USC 941), and adopted by the Department of Labor as occupational safety or health standards under Section 5(a) of the Occupational Safety and Health Act 1970 (See 29 CFR 1910.13). these regulations apply to all ship repair and related work, as defined in the regulations performed under this contract on the navigable waters of the United states including any dry dock or marine railway, Nothing contained in those contract shall be construed as relieving the Contractor from any obligations which it may have for compliance with the aforesaid regulations.

H-9  DISCHARGE OF LIENS

The contractor shall immediately discharge or cause to be discharged any lien or right in rem of any kind, other then in favor of the Government, which at any time exists or arises in connection with work done or materials furnished under this contract with respect to the machinery, fittings equipment, or materials for any such vessel. If any such lien or right in rem is not immediately discharged, the government may discharge or cause to be discharged such lien or right shall be repaid by the contractor to the Government and shall not be considered an allowable cost under this contract.

H-10  Deleted

H-11   ADDITIONAL PROVISIONS RELATING TO GOVERNMENT PROPERTY

   (A) The Contracting Officer may increase the amount of materials to be furnished under this contract and the contract shall be equitably adjusted in accordance with the procedure provided for in the clause entitled CHANGES.

   (b)  For purposes of paragraph (g) of the clauses entitled
Government Property (Cost-Reimbursement) in addition to those items of property defined in that clause as Government Property:
          (1)   the vessel;
          (2)   the equipment on the vessel; and
          (3)   movable stores;
          (4)   cargo;
          (5)   other material on the vessel

   (c)  For purpose of paragraph (e) of the clauses entitled
Government Property (Cost-Reimbursement) of the General Provisions, notwithstanding any other provisions of this contract, the following shall not be considered Government Property:
          (1)   the vessel;
          (2)   the equipment on the vessel; and
          (3)   movable stores;
          (4)   other material on the vessel

H-12   ADDITIONAL PROVISIONS RELATING TO CORRECTION OF DEFECTS

In case any work done or materials or supplies furnished by the Contractor, under this contract for any vessel, or the equipment thereof, shall within sixty (60) days of delivery of the vessel to the Government, or the date of final acceptance, whichever occurs first, prove defective or deficient, such defects or deficiencies shall, as required by the Government, be corrected or repaired by the Contractor to the satisfaction of the Contracting Officer; provided, however, that with respect to any individual work item which is incomplete or deficient at the time of delivery or acceptance, the contractors obligation under this clause to correct or repair such deficiency shall extend sixty (60) days from the date of such corrections or repair, whichever comes first. the contractor shall be entitled to allowable cost for corrections or repairs performed in accordance with the clause but shall not be entitled to any additional fee for such work.

H-13   DELETED

H-14   TEST AND TRIALS

   During the conduct of required test and trials, the vessel shall be under the control of the vessels commander and crew with representatives of the Contractor and Government on board to determine whether or not the work done by the contractor has been satisfactorily performed. The Contractor shall provide and install all fittings and appliances which may be necessary for dock and sea trials, to enable the representatives of the government to determine whether the requirements of the contract have been met, and the Contractor shall install and remove instruments and apparatus furnished by the Government for such trials, as required by the specification.

H-15   CHANGE PROPOSALS

   (a) The Contracting Officer, in addition to issuing changes under the clause of Section I entitled Changes, may propose changes within the general scope of this contract, as set forth below. Within ten days of the date of receipt of any such proposed change, or within such further time as the Contracting Officer may allow, the Contractor shall submit a scope of work, and plans and sketches for the proposed change, and his estimate of: (I) the cost, (ii) the weight and moment effect, (iii) the effect on delivery date of the vessel, and (iv) the status of work on the ship affected by the proposed change. The proposed scope of and estimate of the cost shall be in such form and supported by such reasonably detailed information as the Contracting Officer may require. The Contractors estimate referred to in this sub-paragraph shall be a firm offer for 30 days from and after the receipt thereof by the Contracting Officer having cognizance thereof; unless such period of time is extended by mutual consent. Within 30 days or such extended period of time from the date of receipt of the Contractors estimate, the Contractor agrees to either (I) enter into a supplemental agreement covering the estimate as submitted or, (ii) if the estimate as submitted is not satisfactory to the Contracting Officer, begin negotiation at the request of the Contracting Officer in good faith leading to the execution of a bilateral supplemental agreement.

In either case, the supplemental agreement shall include an equitable adjustment for the preparatory work set forth above and shall cover estimated cost and fixed fee, scope, and all other necessary equitable adjustments.

   (b) In the event that a change proposed by the Contracting Officer is not incorporated into the contract, the work done by the Contractor in preparing the estimate in accordance with paragraph (a) above shall be considered an allowable cost in accordance with the Allowable Cost and Payment clause of this contract.

   (c) Pending execution of a bilateral agreement of the direction of the Contracting Officer pursuant to the Changes clause, the Contractor shall proceed diligently with contract performance without regard to the effect of any such proposed change.

H-16   DOCUMENTATION OF REQUESTS FOR EQUITABLE ADJUSTMENT

   (a) For the purpose of this clause, the term change includes not only a change that is made pursuant to a written order that is designated as a change order, but also (I) an engineering change proposed by the Government or by the Contractor and (ii) any act or omission to act on the part of the Government in respect of which a request is made for equitable adjustment.

  (b) Whenever the Contractor requests or proposes an equitable adjustment of $100,000 or more per vessel in respect to a change made pursuant to a written order designated as a change order or in respect of a proposed engineering change and whenever the Contractor requests and equitable adjustment in any amount in respect of any other act or omission to act on the part of the Government, the proposal supporting such a request shall contain the following information for each individual item or element of the request:

       (1) A description (I) of the work required by the contract before the change, which has been deleted by the change, and (ii) of the work deleted by the change which already has been completed. The description is to include a list of components, equipments, and other identifiable property involved. Also, the status of manufacture, procurement, or installation of such property is to be indicated. Separate description is to be furnished for design and production work. Items of raw material, purchase parts, components, and other identifiable hardware, which are made excess by the change and which are not to be retained by the Contractor, are to be listed for later disposition;

       (2) Description of work necessary to undo work already completed which has been deleted by the change;

       (3) Description of work nor required by the terms hereof before the change, which is substituted or added by the change. A list of components and equipment (not bulk materials or items) involved, should be included. Separate descriptions are to be furnished for design work and production work;

       (4) Description of interferences and inefficiencies in performing the change;

       (5) Description of disruption attributable solely to the change, which description shall include the following information:

            (A) Description of each element of disruption and exactly how work has been or will be, disrupted;

            (B) The calendar period of time during which disruption occurred, or will occur;

            (C) Area(s) aboard ship where disruption occurred, or will occur;

            (D) Trade(s) disrupted, with a breakdown of man-hours for each trade;

            (E) Scheduling of trades before, during, and after the period of disruption ;

            (F) Description of measures taken to lessen the disruptive effect of the change
       (6)  Delay in delivery attributable solely to change;

       (7)  Other work attributable to change.

       (8) supplementing the foregoing, a narrative statement of the direct casual relationship between any alleged Government act or omission and the claimed consequences thereof, cross-referenced to the detailed information provided as required above.

       (9) A statement setting forth a comparative enumeration of amounts budgeted for the cost elements, including the material cost, labor hours, and pertinent indirect cost, estimated by the contractor in preparing his initial and ultimate proposal (s) for this contract, and the amounts claimed to have been incurred and/or projected to be incurred corresponding to each such budget cost element.

  (c) Each proposal in excess of $100,000 submitted in support of a claim for equitable adjustment under any provision of this contract shall, in addition to the information required by paragraph (b) hereof, contain a duly executed SF-14111 with respect to each individual claim item.

  (d) It is recognized that individual claims for equitable adjustments may not comprehend all of the factors listed in paragraph
(B) above. Accordingly, the Contractor is required to set forth in this proposal information only with respect to those factors which are comprehended in the individual claim for equitable adjustment. In any event, the information furnished hereunder shall be sufficient detailed to permit the contracting Officer to allocate the claimed increased cost, or delay in delivery, or both, as appropriate, as set forth in the SF-1411, submitted pursuant to paragraph (b) hereof.

  (e) Each proposal submitted pursuant to this clause shall contain the following certification executed by the Contractors general manager oar other responsible senior official authorized to commit the company.

             The undersigned, being aware of the provisions of 18
U.S.C. Section 1001, hereby represents and certifies that to the best of his knowledge and beliefs:

               (1) The contents of the foregoing proposal and its attachments have been thoroughly investigated by responsible company employees and officials for completeness and accuracy as to the facts, and that, judgmental statements and conclusions in the proposal and its attachments are clearly identified as such.

               (2) The proposal either directly or by specific reference sets forth the information to be furnished pursuant to the Documentation of Request for Equitable Adjustment clause of the contract to the full extent that such information is within custody of or available to Contractor.

               (3) On the basis of the foregoing review, he is satisfied with respect to each item that the adjustment claimed therefore reasonable and accurately represents the additional costs and/or time incurred or to be incurred by reason of the asserted Government act or omission.

H-17 AWARD FEE DETERMINATION IN EVENT OF TERMINATION OR DISCONTINUANCE

   In the event that this contract is terminated in whole pursuant to the contract clause entitled TERMINATION or in the event this contract is discontinued pursuant to the contract clause entitled LIMITATION OF COST, the last award fee period shall end with the effective date of such termination or discontinuance. In either of such events, the amount of award fee, if any determined to be other wise payable shall be adjusted or prorated to reflect the difference, if any, in award fee periods resulting from termination or discontinuance.

H-18                TUG AND PILOT SERVICE

The Contractor shall be required to provide necessary tugs and pilot services to move ship to pier or dock, and upon completion of all work from the pier or dock, to the fairway of the plant.

H-19  COST/SCHEDULE CONTROL SYSTEM

The Contractor is required to apply Cost/Schedule Control System procedures in accordance with the requirements stated in the Contract Data Requirement List (CDRL), Exhibit A. The system shall be based upon time phased budgets(budget cost of work schedule) that are based upon and reconciled with the Scheduling System Performance Measurements Baseline required herein. The Work Breakdown Structure required by this contract shall be in accordance with MIL-STD 331.
The system shall provide at the ship, major ship work breakdown and specification work item levels:

         (1)  The time phased budget costs of work scheduled,
         (2) The budget cost of work performed determined from applying the Progress Measurement Accounting system.

The comparison of the budget cost of work scheduled, budget cost of work performed and actual cost of work performed that will be used for variance labor dollars at the ship, major ship work breakdowns and specification work item levels. The system shall include the ability to identify in a timely manner unfavorable variances and management action planned to correct the problem areas. The system shall also include procedures for presenting the estimated cost at completion ( latest revised estimates) at the ship, major ship work breakdown and specifications work item levels. The Cost/Schedule control System shall be used in conjunction with other management systems to as required by the Contract Data Requirements list, Exhibit A. This system shall also be used as a data base to prepare the Departure Report required by the Contract Data Requirements list.

H-20   COSAL CONFIGURATION CHANGE DOCUMENTATION

The Contractor shall document all changes to the ships configuration and prepare all documentation required to bring the ships COSAL and SPCC Weapons system files (WSF) into agreement with the actual end availability configuration. Perform COSAL/WSF maintenance actions on all planned and actual equipment/components/ equipage, whether furnished by government or the contractor. specific requirements for COSAL/WSF updating are contained in Work Item Specifications No. 853-21-001

H-21   DISCLOSURE OF THE SUCCESSFUL TECHNICAL/MANAGEMENT AND PRICING
PROPOSAL

      (a) Notwithstanding any restrictive disclosure markings contained on an offerors Technical/Management proposal submitted in response to this solicitation, the offer hereby agrees that if awarded a contract based on this solicitation, the offers Technical/Management proposal may be incorporated into the contract by reference and or may be provided to the cognizant contract Administration supervisor of shipbuilding, Conversions, and repair.

      (b) Notwithstanding any restrictive disclosure markings contained on an offerors Pricing Proposal submitted in response to this solicitation, the offeror hereby agrees that if awarded a contract based on this solicitation, the offerors pricing Proposal may be incorporated into the contract by reference and or may be provided to the cognizant Contract Administration Supervisor of Shipbuilding, Conversions, and repair.

      (c) Notwithstanding paragraphs (a) and (b) above, the public release of data received in response to this solicitation shall be governed by the freedom of information act, 5 U.S.C. 552 as amended, and DOD FAR SUPP 224.202.

H-22  SUBSTITUTION OF PERSONNEL

     (A) The Contractor agrees to assign to the work under this contract those persons whose resumes were submitted with his proposal and who have been identified in the Contractors proposal as key personnel. No substitutions shall be made except in accordance with this clause.

     (b) the Contractor agrees that during the first ninety (90) days of the contract performance period, no key personnel substitution will be permitted unless such substitutions are necessitated by an individuals illness, death, or termination of employment. In any of these events, the Contractor shall promptly notify the contracting Officer and provide the information required by paragraph (c0 below. After the initial ninety (90) day period all proposed substitution must be submitted, in writing, at least ten (10) days(thirty (30) days if security clearance is to be obtained) in advance of the proposed substitution to the Contracting Officer, and provide information required by paragraph (c) below.

     (c) All request for substitutions must provide detailed explanations of the circumstances necessitating the proposed substitutions, a complete resume for the proposed substitute, and any other information requested by the Contracting officer or his authorized representative will evaluate such request and promptly notify the contractor of his approval or disapproval thereof

H-23 COMMAND INSPECTIONS OF BERTHING FACILITIES

   (a) Once the ships force takes occupancy of a berthing facility, it is recognized that the premises will be under the control of the Department of the Navy and subject to inspection by the Commanding Officer or his duly authorized representative (s). In recognition of
(1) the Navys need to ensure security, military fitness, and good order and discipline and (2) the Navys policy to conduct regularly scheduled periodic inspections, the contractor hereby agrees that while its berthing facilities are occupied by ships force, the Commanding Officer or his duly authorized representative (s) has
(have) the right to conduct command inspections of the berthing facilities occupied by ships force, the Commanding Officer or his duly authorized representative(s) has (have) the right to conduct command inspections of the berthing facilities occupied by ships force.

   (b) In instances where the contractor is using commercial facilities to satisfy the berthing requirement, the contractor hereby agrees to insert the following clause in any subcontract for berthing facilities to be provided under this contract:

          In recognition of (1) the Navys need to ensure security, military fitness, and good order and discipline and (2) the Navys policy to conduct regularly scheduled periodic inspections, _________________ (insert names of subcontractor)
          hereby agrees that while its facilities are occupied by ships force the Commanding Officer or his duly authorized representative(s) has (have) the right to conduct command inspections of the facilities occupied by ships force.

H-24  FACILITY SECURITY CLEARANCE

   Award will be made to an offeror who has been granted, prior to date of award a SECRET facility security clearance by a Military Department. The Naval Sea Systems Command will initiate appropriate security clearance action for any offeror who has not been granted such clearance and may otherwise be entitled to award. However, the naval Sea Systems Command does not represent that such action can be completed and security granted before the expiration of offers.

H-25  EXERCISE OF OPTIONS

   (a) By written notice to the Contractor, the Contracting Officer may exercise, if at all, any of the Option Items identified in Section B and require the Contractor to provide, within the performance period specified in Section F, the work described in Section C for such Option(s) Item(s) at the estimated cost and base fee set forth in Section B. The option(s) may be exercised after the Contractors receipt of the Specification Work Package prepared by the Planning Supervisor in accordance with the procedures stated in Section C, but in any event, the Option(s) shall be exercised, if at all, within the following time frames.

ITEM           FROM               TO


FY 91:  0007          1 OCT 90          07 JUL 91
        0008          1 OCT 90          30 SEP 91

FY 92:  0009          1 OCT 91          12 JAN 92
        0010          1 OCT 91          30 SEP 92
        0011          1 OCT 91          30 SEP 92

FY 93:  0012          1 OCT 92          18 APR 93
        0013          1 OCT 92          27 JUN 93

FY 94:  0014          1 OCT 93          30 SEP 94
        0015          1 OCT 93          30 SEP 94

FY 95:  0016          1 OCT 94          17 OCT 94
        0017          1 OCT 94          16 JAN 95

        (B) The exercise of any item identified under Section B as an option Item shall also extend the period of performance for the Contract Data Requirements List, DD 1423 Exhibit A and the provisioning Technical Documentation, Exhibit B

H-26  SEGREGATION OF COST

    In the performance of this contract, the contractor shall segregate the costs of performance allocable to the contract at the work item level to the extent any cost (s) of performances cannot be identified to a work item (s) the cost shall be deemed to be unallowable.

H-27 MILESTONES (1982 MAR)

      (a) The Contractor shall submit with his offer dates for the successful accomplishment of the following major milestones for the USS SACRAMENTO (AOE 1) FY 91 DPMA:

                Milestone Event                     Date

                System check-out                    09/20/91

                Propulsion System Light-Off         10/30/91

                Dock Trials                         11/05/91

                Sea Trials                          11/07/91

      (b) If any milestone event is not accomplished by the date listed; and the failure to accomplish any such milestone event does not arise from a cause beyond the control and without the fault or negligence of the contractor or a subcontractor, such failure may be deemed to constitute a failure to perform this contract in accordance with its terms within the meaning of subparagraph (a) (I) of clause of this contract entitled TERMINATION.

H-28 Deleted

H-29  STANDARDIZATION

    Subject to meeting the requirements of the specifications, the Contractor shall utilize equipments and components identical to those of the AOE-1 class ships. where equipment s or components are not available, the Contractor shall select hull, mechanical, and electrical equipment/components in the following order or precedence:

    a. Equipment and components which meet the requirements of the specifications, and are identical to those of the AOE-1 class ships (standard equipments.)

    b. Equipment and components which meet the requirements of the specifications, and which appear in NAVSEA Standard components List for Hull, Mechanical and Electrical equipment, NAVSEA S 0300-A-PLL-00-0,
(Standard equipment).

    c. Equipment and components which meet the requirements of the
specifications(non-standard equipment).   For this category,
provisioning Technical Documentation shall be submitted in accordance with Clause H-30 below and the requirements of the Contract Data
Requirements List, DD form 1423, Exhibit B.

H-30 PROVISIONING TECHNICAL DOCUMENTATION

For contractor furnished equipment that meet standardization requirements of paragraph a or b of clause H-29 above, only a Statement of prior submission (SPS) (IAW MIL-STD-1561B para. 5.4) is required. For non-standard equipment cited paragraph H-29C above, Provisioning Technical Documentation (PDT) shall be developed in accordance with the provisioning Requirements Statement (PRS) in
attachment 2.   PDT is required early in order to support
provisioning. Therefore, material should be ordered and received prior to or soon after commencement of availability.

   For items requiring PTD, The contractor shall document items by Provisioning Parts List (PPL) (IAW MIL-STD-1561B para, 5..3.1) and shall structure the PPL at the components level unless otherwise directed by the Administrative Contracting Officer.

   For those items that the contractors consider difficult or impractical for documentation by a PPL at the component level, the contractors shall recommend items to be documented by other listed defined by MIL-STD-1561B, paragraphs 5.3.1 ( for PPLs at the end item or assembly levels),5.3.2 and 5.3.3. The contractors recommendation shall include proposed Contract Data Requirements List (CDRLs - DD form 1423) Delineating use of the alternative lists and proposed LSAR data
 . Upon approval of the recommended items, the contractor shall document the items in accordance with the approved CDRL requirement in lieu of the component level PPL structure requirements

     For each item listed in a PPL, or other approved list, additional supplementary list or documents defined in MIL-STD-1561B paragraph 5.3.4 through 5.3.16 (inclusive) shall be prepared and submitted in accordance with the CDRL requirements.

     Specific data elements to be included in each list shall be as specified by LSAR Data Selection sheet, Part II, DD From 1949-1,
Attachment 5.

H-31    TECHNICAL MANUALS AND DRAWING

A.    Technical Manuals:  for Non-Standard Equipment, paragraph H-29
(c), above, new/revised Technical manuals shall be prepared in accordance with Technical Manual Contract Requirements (TMCRS), Serial Numbers NDMS-840001-000,840002-000,840003-000 and 840005-000, and in
accordance with NAVSEA Standard Items 009-39,009-41, and 009-42

B. Drawings: for Non-Standard Equipment, paragraph H-29 (c), above, new/revised level 3 drawings per MIL-SPEC-DOD-D-1000B shall be developed for new/modified contractor furnished equipment. In addition, Contractor shall update applicable level 3 contractor ship construction drawings.

H-32  DOD FAR SUPPLEMENT (NAVSEA - APR 1984)

All references to the Federal Acquisition Regulation (FAR) in this contract shall be deemed also to include the DOD FAR Supplement (DOD FAR SUPP.), unless otherwise clearly indicated. In the event of conflict between the FAR and the DOD FAR SUPP, such conflict shall be resolved by giving preference to the DOD FAR SUPP.

h-33  Determination of Fee

   (a)  Minimum Fee

        The base fee, as set forth in Section B of this contract, shall constitute a minimum fee to be paid for the performance of this contract. The Base Fee shall be paid in accordance with Clause I-I-22, Fixed Fee (FAR 52.216-8).

   (b)  Award Fee

        In addition to the minimum (or based fee) to be paid hereunder, the Contractor may earn an award fee, as determined by the fee Determining Official. The Governments purpose in granting an award fee is to encourage and reward superior contracting effort directed toward performance of this contract. The specifics for evaluation are set forth in paragraphs that follow.

   (c)  Award Fee Board

        The Contractors performance evaluation for each period will be conducted by an Award Fee Board (AFB) consisting of not more than seven members consisting of:


       (1) The Chairperson (SUPSHIP Code 100 or designated representative)

       (2) Administrative Contracting Officer (SUPSHIP Code 400 or designated representative

       (3)  TYCOM Representative

       (4)  NAVSEA Representative

       (5)  SUPSHIP Code ( To be determined)

       (6)  SUPSHIP Code ( To be determined)

       (7)  SUPSHIP Code ( To be determined)

     (d) The Fee Determining Official (FDO), who will be PMS-331, the Director Amphibious and Combat Support Ship Logistic Division, shall make determinations of the awards fee sue to the Contractor based upon the performance evaluation conducted by the Award Fee Board established pursuant to paragraph (c) above.

(e) Award Fee Determination and Reclaim Procedure

       (1) Within fifteen (15) working days after the end of each evaluation period under the contract, the contractor shall furnished to the AFB such information as may be reasonable required, including a statement of cost incurred, to assist the AFB in evaluating the Contractors performance during that evaluation period.

       (2)  With in three (3) working days after the Award Fee
Meeting, the AFB shall prepare the performance evaluation letter and present it to the fee Determining Official a copy will be provided to the Contractor upon transmittal to the FDO.

       (3) Within six (6) working days from receipt of the copy of the performance evaluation , the Contractor may submit to the FDO any comment with respect thereto. In support of his comments, the Contractor may furnish a written description of his performance during the period under consideration. This description shall clearly identify specific evaluation categories, factors and elements, and the Contractors own rating thereof.

      (4) Within six (6) working days from receipt of the Contractor evaluation comments, the FDO shall provide the contracting officer a final performance evaluation and determination of the award fee.

      (5) Within three (3) working days from receipt of the final determination, the SUPSHIP contracting Officer shall notify the contractor in writing of that final determination.

      (6) Within three (3) working days from the receipt of this written notification, the Contracting Officer shall issue a unilateral modification to the contract to provide for the award fee.

(f) Finality of Fee Determination Officials Determination

    Determination of the fee Determining Official with respect to the amount of the award of the award fee to be paid to the contractor are final and shall not be subject to the Disputes clauses of this contract.

(g)  Evaluation Categories and factors

    The contractors performances during each evaluation period will be judged in three categories, as listed below. Roe advance Planning CLINS, (1) Management and Schedule Performance; (2) Technical Performance; and (3)Cost Performance. For Production CLINs,
(1)schedule and Production; (2) Technical/Management Performance; and
(3) Cost Performance. For the first evaluation period, the category weighting factors will be 33 percent, 33 percent and 34 percent, respectively. The Contractor will be notified of changes in the evaluation categories and factors as well as any adjustment to the weighting of categories, if any, prior to commencement of each evaluation period. Unsatisfactory performance under an award fee criteria may result in an increased weighing for that factor in subsequent evaluation Period

ADVANCE PLANNING:

    (1)  Management and scheduling performance

         (i) Report knowledge of technical requirements, such as Ship Alterations records (SAR), Basic Alterations Class Drawing (BACD), TP-05 material supplements, various NAVSEA/PERA planning letters, SARP, identity materials requirements, etc., in support of performing shipchecks, preparing reports, developing drawings/test memorandum an specifications, and procurement of material.

         (ii) Report shipcheck results, document SHIPALT technical deviations and configurations changes via Liaison Action Record (LAR
format, and perform engineering   calculations, such that technical
characteristics and changes can be evaluated.

         (iii) Maintain and provide an advance planning progress measurement system, such that periodic progress reports and an effective recovery schedule for missed milestone dates is submitted.

         (iv) Delivery of technical and advance planning documents/progress reports and cost proposals/estimates are provided in accordance with table C-1 milestone.

      Technical Performance

    (i) Apply the following basic technical specification to control the quality of drawings/ test memoranda, work specifications, support material recommendation list, and other advance planning deliverables:

           (1) Fleet Modernization Program (FMP) Management and
Operation Manual (SL720-AA-MAN_010/FMP).

           (2) Technical specification 9090-600 for Ship Alteration Drawing Preparation.

           (3) General Specifications for Overhaul of Surface Ships (SOAAO-AB-GOS-010/GSO).

           (4) Various Military Standards

           (5) Technical Specification 9090-100 SHIPALT Technical
Liaison Service, Waivers and Deviations

           (6) NAVSEA Technical Manuals

           (7) Control Specifications for updating of ships selected Records(SSR) documents

           (8) Other design guidance, such as: instructions;
publications; engineering principles; engineering calculations, etc.

          (9) NAVSEA Standard specifications in the preparation of work specifications.

      (ii) Development and quality of drawings, test memoranda, work item specifications, and technical instructions to identify, document, and accomplish alterations and repairs will be evaluated.

      (iii) Evaluate problems and provide corrective actions demonstrating a complete knowledge of engineering principles, such that Supervisors can evaluate methods and solutions for job accomplishment.

      (iv) Respond and control technical details, such that required ship configuration/systems compatibility is maintained within the ship class.

      (v) Effectiveness in problem anticipation and/or problem avoidance with be evaluated

      (vi) Responsiveness is issuing drawings, sketches, work Items specifications, technical instructions and similar documents required by the Supervisor, and by the waterfront organization in performing repairs and alteration will be evaluated Use of simple solutions and economic work methods for job accomplishment will be considered. The number of milestones missed because of deficient engineering and planning information will be considered. The degree (cost) of rework caused by inadequate contractor technical /documentation/solutions to work requirements will be considered.

      (vii) Effectiveness in controlling all Government property
(GFM/CFM) provided to or acquired by contractor, from initial receipt through final disposition, will be evaluated.

      (viii) Ability to select and effectively manage subcontractors (i.e., material vendors, and both off and on site subcontractors) will be evaluated. Control over the quality of their work, their adherence to schedule, and their timely and reasonable response to the pricing of contract change will be considered.

      (ix) Effectiveness in fulfilling the in-progress quality assurance and test program will be evaluated. Also, completeness in identifying and correcting quality deficiencies and their causes in a timely manner will be considered.

   (3)  Cost Performance

      (i) Effectiveness in providing complete cost estimates and cost proposals as established in Table C-1.

      (ii) Effectiveness in providing reasonable cost estimates and proposal for negotiating a fair and reasonable price for work to be accomplished.

      (iii) Effectiveness in early identification of cost problems and in dealing with identified problems will be evaluated. Emphasis will be placed on the contractors ability to maintain the initial budget by making appropriate cost effective decisions.

PRODUCTION:

   (1)  Schedule and Production ( Manpower Utilization Performance)

        (I) Effectiveness in establishing and maintaining a timely and efficient scheduling system will be evaluated. Particular emphasis will be placed on establishments and timely updating of a scheduling system that properly integrates contractor material, Government furnished material, planning and production labor, including subcontractors efforts, into cost effective planning and accomplishment of availabilities.

       (ii) Effectiveness in measuring schedule progress, using preplanned milestones and critical paths, will be evaluated.
communications with the supervisor, regarding appraisal of performance related to critical paths, will be considered.

      (iii) Effectiveness in meeting preplanned milestone will be evaluated. Particular consideration will be given to the contractors ability to maintain adequate progress in anticipation of completion of milestones.

      (iv) Effectiveness in the recovery from and in the correction of causes leading to missed events will be evaluated.

      (v) Effectiveness of manpower utilization, to meet planning and production schedules, will be evaluated. This may include such items as methods and procedures to reduce the amount of premium time used, to minimize time lost on the job and between personnel. The Contractors effectiveness in stabilization of overhead rates, will be considered.

      (vi) Effectiveness in integrating ships force work items into Contractor schedules will be evaluated. Particular emphasis will be placed on the coordination with ships force of milestones with joint responsibility especially during the testing phase.

      (vii) In addition to the above, any special or innovative cost control avoidance initiatives will be considered.

   (2) Technical/Management Performance

      (I) effectiveness of the management organization in problem anticipation and/or problem avoidance of, as well as implementation of timely corrective action in problem areas which could impact good quality of on time completion of availabilities assigned will be evaluated. The ability to schedule, monitor, and produce specifications, drawings, data and other engineering products which represent practical engineering solutions based upon tradeoffs between total cost, reliability, maintainability and productability will be considered.

      (iii) Responsiveness of the engineering and planning organization in issuing drawings, sketches, work item specifications, technical instructions and similar documents required by the Supervisor and by the waterfront organization in performing repairs and alterations, will be evaluated.

      (iv) Responsiveness of the purchasing organization in obtaining an providing parts, material and equipment necessary to maintain waterfront schedules, will be evaluated. Factors such as: the number of jobs held up because of lack of material; cost saving obtained through the use of economic purchasing techniques(i.e.), procurement options or multi-unit purchases, where appropriate); and avoidance of expenditures on such things as premium transportation costs will be considered. The selections of cost effective materials, when several approved options exist, will be considered

      (v) Effectiveness of the material control organization in controlling all Government property (GFM/CFM) provide to our acquired by the contractor, from initial receipt, through final disposition, will be evaluated. Factors such as acquisition, receipt inspection, storage, safeguarding, handling, preventative maintenance, subcontractor control, record keeping, utilization, disposition and inventory control of all Government property, including salvage, interference, scrap and excess property, will be considered.

      (vi) Ability of the contractor to select and effectively manage his subcontractors (i.e., material vendors and both off - and on site subcontractors) will be evaluated. Control over the quality of their work, their adherence to schedule, and their timely and reasonable response to the pricing of contract changes will be considered. The number of jobs held up for the vendor provided material and delays caused by off-or on site subcontractors will also be considered.

      (vii) Effectiveness of Contractors utilization of Government-Furnished Information (GFI ) will be evaluated. The Contractor will be judged on his effectiveness in detecting consequential technical errors in GFI prior to production , and on his effectiveness in working with the Supervisor to resolve such problems before they have any adverse cost impact. The Contractor will be judged on his ability to apply GFI to his engineering of work, and his use of GFI in installation, test, and checkout of completed work.

      (viii) Effectiveness of the quality assurance and test organization in fulfilling the in-process as well as the at-completion quality requirements of the contract will be evaluated. Effectiveness of the quality assurance and test organization in identifying and correcting quality deficiencies and their causes in a timely manner will be considered. The contractors management approach to fulfilling the quality requirements of the contract and as-found testing requirements will be also considered.

      (ix) The timely submission of condition reports by the contractor, his cooperation in negotiation of changes, and his willingness to provide information needed by the Government for timely negotiations will be evaluated.

      (x) Effectiveness of repairs and alterations, as indicated by completeness of the work, minimum number of post-repair deficiencies and satisfactory completion of post-repair deficiencies and satisfactory completion of post-repair test with little or no rework and retest in the period during which sea trials occur, will be evaluated. Quality of work will also be indicated by the number of and extent of the sea trial deficiencies to be corrected. Particular attention will be given to control of metal joining processes (aluminum welding, silver brazing, and high strength steel welding) and Contractors ability to maximize use of equipment and parts standard to the class

       (xi) Effectiveness of the Contractors care and preservation of installed, removed, and new equipment and material will be evaluated. particular emphasis will be placed on the effectiveness of the Contractors effort to exclude foreign substances from open equipment, hydraulic system cleanliness, and the like.

      (xii) Effectiveness of Contractors effort to prevent excessive build up and keep compartments, passageways, docks, etc., clear of trash debris,. extraneous material and the like, in compliance with Navy and OSHA regulation, will be evaluated

      (xiii) Responsiveness, timeliness and effectiveness of the contractors accomplishment of non-scheduled emergent work, outside of scheduled availability periods, will be evaluated.

      (xiv) In addition to the above, any special or innovative cost control and cost avoidance, will be considered.

   (3)   Cost Performance

      (I) Effectiveness in meeting the cost performance plan with a target represented by the negotiated estimated, cost, assuming that the negotiated cost embodies the ideal of a fair days work for a fair days pay, will be evaluated.

      (ii) Effectiveness in early identification of cost or schedule problems, including timely variance analysis, and Effectiveness in dealing with identified problems will be evaluated. The timely and accurate submission of cost performance and status of funds will be strongly considered.

      (iii) Effectiveness of the contractors ability to control costs, and to avoid unnecessary cost increases, will be evaluated. Particular emphasis will be placed on the contractors ability to estimate correctly the first time, to maintain the initial budget, and to make cost effective decisions with respect to technical requirements, schedule and quality control.


      (iv) The contractors cost saving use of Facilities Cost of Money for productivity-enhancing capitol investments will be evaluated.

     (1)  Evaluation Period/award Fee Pool

          (1) The evaluation Board will evaluate the Contractors performance on each availability accomplishment contract line item in conjunction with the Contractors performance on the advance planning line item(s) associated with that availability. the award fee evaluation on this related set of line items will take place approximately seventy five (75) days after completion of the availability. Prior to this formal evaluation , the supervisor may make interim awards fee payments for advance planning contract line items only, provided that the sum of such interim payments for each advance planning line item. shall not exceed 75 percent of the award fee pool for that line item. The actual award fee amount will be determined by the formal award fee process, and payment will be adjusted to account for interim advance planning award fee payments made. Interim advance planning award fee payments may be made at the same time as award fee payments for other completed availabilities or following the end of the fiscal year. The evaluation period or interim award fee payment for first year of the contract shall be:

          Period 1: Contract award through September 1990

MAXIMUM AWARD FEE POOL FOR EACH EVALUATION PERIOD

                                LOT 001

      Evaluated line items             FIRST PERIOD

Item 0001                                     80%

Item 0002                     100% of the award fee pool of
                              orders negotiated during the
                              evaluation period.

Item 0003                     100% of the award fee pool of
                              orders negotiated during the
                              evaluation period.


The Government reserves the right to adjust the above evaluation period.

     (2) Specific Award Fee Pool values will be made available by the ACO after award and/or exercise of option(s).

     (3) The basis for award fee, subsequent evaluation periods, and award fee pools will be provided by contract modification at the time of exercise of the line item option for that fiscal year.

   (I) Performance Ratings

       (1) In evaluating contractor performance, the following numerical rating will be used:
                           NUMERICAL RATING
                              CRITERIA

91-100                        The Contractors performance exceeds
requirements by a substantial margin. The evaluation cannot cite relevant areas for improvements.


83-90                         The Contractors performance exceeds
overall performance requirements. the evaluator may cite one or more areas for improvement, but they are relatively minor in terms of potential program impact, and they are substantially offset by better performance in other areas


75-82                         The Contractors performance meets all
requirements. the performance is neither significantly superior nor significantly inferior. Areas of risk are of no greater degree then would ordinarily be expected in the performance of a typical availability of this size and complexity.


67-74                         The contractors performance is adequate.
though the evaluator may cite areas for improvement, these are offset by better performance in other areas being evaluated and deficiencies are of a minor nature This level of achievement would be the norm for contractors completing jobs and the availability on schedule with reasonable quality and cost.

      50-66 The Contractors performance meets most, but not all requirements. there are areas of good or better performance,
             but these offset by lower-rated performance in other areas.

      31-49 The content and quality of contract performance are close to being adequate, although there are many areas for improvement. No major deficiencies are cited.

      0-30 The content and quality of Contractor performance in at least one area are deemed by the evaluator to need substantial improvements. contractor performance in the area being evaluated is considered to be such that a potentially adverse program impact is foreseen. The need for improvement is such that Government action may be required.

           (2) The relationship of the percent of award fee pool to be paid for each contract line item evaluated (subject to the determination of the fee Determining Official) to the performance rating will be as follows:

    Performance Rating                    Percent of Award Fee Pool
         0-30                                        0
        31-100                               (Rating - 30)x 100
                                                    70

        (3) a performance rating of 30 or below is deemed unsatisfactory. the contractor is not entitled to any award fee for a rating of 30 or below

        (j)  Maximum Fee

             In no event shall the total fee (base fee plus award fee) under this contract exceed 10 percent of the total estimated cost.

        (1)  Payment of Award Fee

             The contractor shall be paid award fee, if any upon submittal of a proper invoice or voucher to the cognizant Payment
Office, together with a copy of the unilateral modification

 to the contract authorizing payment of award fee for the applicable Evaluation period. The Contractors invoice shall show the amount of award fee payable to each sub-line item, which shall be directly proportionate to the amount or allowable Estimated Cost ( exclusive of base fee and FCOm) incurred by the Contractor during the evaluation Period. The contractors invoice must cite the appropriate accounting data in order for payment to be affected.

H-34  ORDER OF PRECEDENCE OF CONTRACTORS PROPOSAL

     For the purpose of  Clause I-1-60, ORDER OF PRECEDENCE (JAN
1986), FAR. 52.215-33, The contractors proposal if incorporated by reference, will be last in order of precedence after the specifications.

H-35  INVOICE SUBMITTAL

It is the governments requirement that invoices submitted by the contractor reflect the specific accounting classifications cited in this contract The contractor shall submit vouchers for payment by ACRN level as identified on the Financial Accounting Data Sheet (NAVMAT form 7300/10 (7-75) attached to this contract To the extent reasonably feasible, cost associated with the performance of this contract shall be segregated, accumulated and invoiced to the appropriate ACRN categories listed on the Financial Accounting Data Sheet. In the instances in which this is not feasible, an allocation ratio shall be established by the ACO and the contractor so that invoices submitted will allocate cost to the ACRN level on a proportionate basis. vouchers that do not identify billing amounts by the ACRN level or in accordance with the allocation ratio established by the ACO will be returned to the contractor for proper identification.

H-36  LIMITATIONS ON INDIRECT COST RATES
1.   Pursuant to FAR 42.707, an indirect cost rate ceiling is
incorporated into the contract.   indirect Cost  is defined as set
forth at FAR 31.001 and 31.203. Indirect cost rate is defined as set forth at 42.701.

2. Notwithstanding the allowable cost and payment clause of this contract, the allowable indirect cost under this contract shall be obtained by applying limitations on indirect cost rates to bases agreed upon by the parties, as specified below.

3. allowability of cost and acceptability of cost allocation methods shall be determined in accordance with FAR subpart 31.2 in effect on the date of this contract, as limited by the indirect cost rates established by this provision.

4. For the first three contractor fiscal years, the indirect cost rates contained in the contractors accepted contract proposal shall be incorporated into the contract schedule as limitations on indirect cost rates for each contractor fiscal year of contract performance. The bases to which the indirect cost rates apply shall be those contained in the contractors accepted contract proposal and hereby, incorporated into the contract schedule, in accordance with the contractors accounting system upon which its proposal was based.

5. After the first three contractor fiscal years, the Contracting Officer and Contractor shall negotiate the limitations on indirect cost rates for subsequent contractor fiscal years (unless the parties agree to a different period) and execute a written indirect cost rate limitation agreement setting forth the results. The agreement shall specify (1) the agreed upon indirect cost rates, (2) the bases to which the rates apply, (3) the fiscal year(unless the parties agree to a different period) for which the rate applies, and (40 the specific items treated as direct cost or any change in the items previously agreed to be direct cost. The agreement is incorporated into this contract upon execution.

6. Pending establishment of indirect cost rates for subsequent contractor fiscal year (or other period agreed to by the parties), the Contractor shall be reimbursed either at the rates fixed for the previous fiscal year or at billing rates acceptable to the Contracting Officer, subject to appropriate adjustment when the final indirect cost rates for that period are established.

7. The Government will not be obligated to pay any additional amount should any final indirect cost rates for any contractor fiscal year ( or for any different period agreed to by the parties after the first three fiscal year ) of contract performance exceed the indirect rates incorporated into the contract schedule. In the event any of the Contractors final indirect cost rates are less than the indirect cost rates incorporated into the contract schedule, the incorporated rates shall be reduced to conform with the lower rates.

8. The limitations on indirect cost rate shall not change any monetary ceiling, contract obligation, or specific cost allowance or disallowance provided for in this contract. If facilities capitol cost of money is proposed as an allowable cost, the rates proposed shall be subject to the limitations imposed by this provision.

9. The limitations on the indirect cost rate shall apply to all work performed under the contract, and to all change orders and supplemental agreements, including changes due to growth, supplemental, emergent and new work

10. Notwithstanding any of the terms of this special contract requirement, should the contractor initiate a change to its accounting systems which would alter the composition of any overhead base or pool effected by this clause, the Contracting Officer and Contractor shall negotiate to determine the rate ceiling to be applied to the new overhead pools, provided that no agreement shall be made which would increase the cost paid by the United States under this contract

11. The limitation on indirect cost rates specified in the contractors cost proposal shall be the rates used to compute the cost in the contractors cost proposal upon which the award is based.

H-37 INDEMNIFICATION FOR ACCESS TO VESSELS

Notwithstanding any provision in the Access to Vessels clause (DOD FAR SUPP 252.217-7113), or any other clause of the contract, the Contractor agrees to allow officers, employees, and associates of the government, or other prim contractors with the Government and their subcontractors, and officers, employees and associates of offerors on other contemplated work, admission to the contractors facilities and access to the vessel without any further request for indemnification from any party, which has not been previously included in the contract price.

H-38  TRAVEL COST

   The Contractor shall not charge, and the Government shall not pay as an allowable cost under this contract, any man-hour costs ( weather straight-time or overtime) for contractor personnel or subcontract personnel traveling to or from worksite, including travel to worksite other than the contractors facility for performance of contract work.

   Workers being paid under this contract, as prime contractor personnel or subcontractor personnel, will complete a full shift at the worksite, and no compensation will be paid for travel time before or after the shift.

   This provision pertains only to payments for travel time before or after these workers regular shifts, and dose not apply to legitimate travel cost incurred during normal working hours, provided that those costs are otherwise reasonable, allocable and allowable. This provision does not apply to manufacturers representative or OEMs representative when specifically required by the government work specifications.

   Additionally, the contractor shall not charge, and the government shall not pay, any transportation costs under this contract associated with transporting contractor or subcontractor personnel between the contractors facility ( or subcontractors facility), and any other work site to perform PMAs/DPMAs. Transportation costs includes, but is not limited to bus fare, car fare, train fare, or boat fare, paid by the work force, or paid by the contractor on behalf of the work force

H-39 DISPOSAL OF HAZARDOUS  WASTE (JAN 1990)

1.  The contractor shall comply with the Natural Resources
Conservation and Recovery Act (RCRA) and all other applicable Federal, State and local laws, codes, ordinance and regulations for management and disposal of hazardous waste.

2. In accordance with RCRA and 10 U.S.C. 7311, for purpose of this contract the following definitions apply:
      a) Navy generated hazardous waste is hazardous waste, as defined by RCRA, that is generated solely by the actions of the ships force
or Navy employees on board a ship   Hazardous materials or substances
within a ships system or on the ship structure are not considered hazardous waste prior to removal; the act of removing hazardous materials or substances shall be considered hazardous waste generation within the meaning of RCRA.
      b) Contractor generated hazardous waste is hazardous waste as defined by RCRA, that is generated by the performance of the work specified in this contract. Contractor generated hazardous waste includes but is not limited to, hazardous waste that contains materials from the ships systems, operation and structure that is first subjected to regulations as a hazardous waste by the actions of the contractor in performing the work specified in this contract.
      c) Cogenerated hazardous waste is hazardous waste, as defined by RCRA, that is a combination of hazardous waste generated solely by the actions of the Navy personnel and hazardous waste generated solely by the actions of contractor personnel, where combination of hazardous waste cannot be avoided by reasonable hazardous waste management or
work practices   Cogenerated hazardous waste does not include
hazardous waste that contains materials from the ships systems, operations and structure that is first subjected to regulations as a hazardous waste by the actions of the contractor in performing the work specified in this contract.

      3) Disposal of Navy generated hazardous waste. When the disposal of Navy generated hazardous waste is the responsibility of the contractor under the terms of this contract the Navy shall furnish an EPA identification number issued to the Navy for use on any required manifests or other documents for disposal of the hazardous waste.

      4) disposal of contractors generated hazardous waste. the contractor shall be responsible for the proper management and disposal of all contractor generated hazardous waste and shall use an EPA identification number issued to the contractor for the disposal of the hazardous waste. No EPA identification number issued to the Navy shall be used on required manifests or other documents or contractor generated hazardous waste

     5) Disposal of congenerated hazardous waste. The contractor shall be responsible for the proper management and disposal of all congenerated hazardous waste. Any required manifests or other documents prepared for the disposal of the hazardous .

     6)Copies of all manifests prepared under this contract shall be provided to the contracting officer within 48 hours of receipt of the manifest from the disposal site

H-40 ACCESS TO THE NAVY SUPPLY SYSTEM FOR FASTENERS

(a) The award of this contract is authorized access to the Navy supply system for the acquisition of fasteners identified below which will be used for the purpose of performing this contract. Use by private shipyards is permissive not mandatory, in accordance with the technical specification Access to the Navy Supply system By Contractor for Contractor Furnished fastener With National Stock Numbers in section J: LIST OF ATTACHMENTS, incorporated into the contract, for the following items:
     a. silicon Bronze hex nuts and capscrews up to 3/4-10
     b. Monel hex nuts and capscrews up to 7/8-9
     c. Stainless steel hex nuts up to 3/4-10
     d. Steel grade 7 hex nuts up to 7/8-9
     e. steel grade B16 studs and all thread rods up to 1-1/4-8
     f. steel grade 5, zinc plated, hex nuts and capscrews up to 7/8-9
     g. steel grade 2H hex nuts up to 5/8-11
     h. Steel grade 8 hex nuts and capscrews up to 3/4-10

(b) pursuant to FAR Clause 52.251-1 entitled Government Supply Sources (APR 1984) the contracting Officer hereby authorizes the contractor to place orders with the Navy Supply System* for materials listed above the perform the work required by this contract. The Naval Supply system shall such orders in the same manner as it would for any other Naval Supply user, and the contractor shall make payments on account of materials and equipment and other supplies ordered and/or received in accordance with the normal requirements of the Naval Supply systems command, but in no event shall payment in full be made any later than 30 days after receipt by the Contractor of each order. The Contractor shall pay the naval supply system any cost for materials, obtained including any surcharges normally charged to any other Navy supply System user. Contractor shall place orders in accordance with the technical specification identified in paragraph
(a) above.

(c) This contract has been priced on the basis that, except as specifically provided elsewhere in this contract with regards to Government Furnished Property, the contractor shall provide all necessary materials, equipments and supplies for performance of this contract It is understood by all parties that the contractor has elected to use the Naval Supply system for its own convenience to meet its contractual obligations to perform the work under this Contract. The Naval supply System is considered to be an alternate source or vendor of Contractor furnished Material; therefore materials, equipments, or other supplies ordered and/or obtained from the Naval Supply System are specifically not considered to be Government Furnished material, but are considered to be Contractor furnished.

(d) The government makes no representation as to the availability of materials for the performance of work required under this contract, nor shall unavailability, late delivery, delivery of non-conforming supplies, higher costs of the Naval supply Systems (if any), or any failure of the Naval Supply System to meet the expectation or requirements of any of the contractor constitute excusable delay or grounds for equitable any other adjustment to the contract or relief from the requirements to perform in accordance with the terms of the contract,

* The Defense Industrial supply Center (DISC) will serve as the
Inventory control Point

                   SECTION I-CONTRACT CLAUSES
                           SECTION I-1

CLAUSES INCORPORATED BY REFERENCE (APR 1984)  (FAR 52.252-2)

This contract incorporates the following clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available.

I. FEDERAL ACQUISITION REGULATION (48 CFR CHAPTER 1) CLAUSES

CLAUSE NO.         FAR CITE        TITLE AND DATE

I-1-1              52.202-1        Definitions  (APR 1984)

I-1-2              52.203-1        Officials Not to Benefit (APR 1984

I-1-3              52.203-3        Gratuities (APR 1984)

I-1-4              52.203-5        Covenant Against Contingent Fees
(Apr.
                                   1984)

I-1-5              52.203-6        Restrictions on Subcontractor Sales
                                   to the Government (Jul. 1985)

I-1-6              52.203.7        Anti-Kickback Procedures (Oct.
1988)

I-1-7              52.204-2        Security Requirements Apr. 1984)

I-1-8              52.208-1        Required Sources for Jewel Bearings
                                   and Related Items (Apr. 1984)

I-1-9              52.210-5        New Material (Apr. 1984)

I-1-10             52.210-7        Used or Reconditioned Material,
                                   Residual Inventory, and Former
                                   Government Surplus Property
                                   (Apr. 1984)

I-1-11             52.212-8        Defense Priority and Allocation
                                   Requirements (May 1986)

I-1-12             52.212-1        Examination of Records by
Comptroller
                                   General (Apr. 1986)

I-1-13             52.215-2        Audit - Negotiation (Apr. 1988)

I-1-14             52.215-22       Price Reduction for Defective Cost
                                   or Pricing Data (Apr. 1988)

I-1-15             52.215-24       Subcontractor Cost or Pricing Data
                                   (Apr. 1985)

I-1-16             52,215-25       Subcontractor Cost or Pricing Data-
                                   Modifications (Apr. 1985)

I-1-17             52.215-26       Integrity of Unit Prices (Apr.
1987)

I-1-18             52.215-30       Facilities Capital Cost of Money
                                   (Sep. 1987)

I-1-19             52.215-31       Waiver of Facilities Capital Cost
of
                                   Money (Sep. 1987)

I-1-20             52.215-33       Order of Precedence (Jan 1986)

I-1-21             52.216-7        Allowable Cost and Payment (Apr.
1984)

I-1-22             52.217-8        Fixed Fee (Apr. 1984)

I-1-23             52.217-5        Evaluation of Options (Jun. 1988)

I-1-24             52.219.8        Utilization of Small Business
                                   Concerns and Small Disadvantaged
                                   Business Concerns (Jun. 1985)

I-1-25             52.219-9        Small Business and Small
                                   Disadvantaged Business
                                   Subcontracting Plan  (Aug. 1989)

I-1-26             52.219-13       Utilization of Women-Owned Small
                                   Businesses (Aug. 1986)

I-1-27             52.220-1        Preference for Labor Surplus Area
                                   Concerns (Apr. 1984)

I-1-28             52.220-3        Utilization of Labor Surplus Area
                                   Concerns (Apr. 1984)

I-1-29             52.220-4        Labor Surplus Area Subcontracting
                                   Program (Apr. 1984)

I-1-30             52.222-1        Notice to the Government of Labor
                                   Disputes (Apr. 1984)

I-1-31             52.222-3        Convict Labor (Apr. 1984)

I-1-32             52.222-4        Contract Work Hours and Safety
                                   Standards Act - Overtime
Compensation
                                   (Mar 1986)

I-1-33             52.222-20       Walsh-Healey Public Contracts Act
                                   (Apr. 1984)

I-1-34             52.222-26       Equal Opportunity (Apr. 1984)

I-1-35             52.222-28       Equal opportunity Pre-Award
                                   Clearance of Subcontracts (Apr.
1984

I-1-36             52.222-35       Affirmative Action for Special
                                   Disabled and Vietnam Era Veterans
                                   (Apr. 1984)

I-1-37             52.222-36       Affirmative Action for Handicapped
                                   Workers (Apr. 1984)

I-1-38             52.223-2        Clean Air and Water (Apr. 1984)

I-1-39             52.223-3        Hazardous Material Identification
                                   and Material Safety Data

I-1-40             52.227-1         Authorization and Consent (Apr.
1984)

I-1-41             52.227.3         Notice and assistance regarding
                                    Patent and copyright Infringements
                                    (Apr. 1984
I-1-42             52.227-10        Filing of Patent Application-
                                    Classified subject Matter (Apr.
1984)

I-1-43             52.227-11        Patent Rights - Retention by the
                                    Contractor ( Short Form) (Jun.
1989)
                                    (Applicable to other than small
                                    Business Firms)

I-1-44             52.227-12        Patent Rights - Retention by the
                                    Contractor (Long form) (Jun. 1989)
                                    (Applicable to other than small
                                    Business Firms)

I-1-45             52.228-7         Insurance - Liability to Third
                                    Persons (Apr. 1984)

I-1-46             52.230-3        Cost Accounting Standards (Sep.
1987)

I-1-47             52.230-4        Administration of Cost Accounting
                                   Standards (Sep. 1987)

I-1-48             52.230-9        Limitations on withholding of
                                   Payments (Apr. 1984)

I-1-49             52.230-17       Interest (Apr. 1984)

I-1-50             52.232-18       Availability of funds (Apr. 1984)

I-1-51             52.232-20       Limitation of Cost (Apr. 1984)

I-1-52             52.232-23       Prompt Payment (Apr. 1989)

I-1-53             52.232-25       Prompt Payment (Apr. 1989)

I-1-54             52.233-1        Disputes (Apr. 1984) (ALTERNATE I)

I-1-55             52.233-2        Service of Protest (Nov. 1988)

I-1-56             52.233-3        Protest After Award (Aug. 1989)

I-1-57             52.242-1        Notice of Intent to Disallow Costs
                                   (Apr. 1984)

I-1-58             52.242-2        Production Progress Reports
                                   (Apr. 1984)

I-1-59             52.242-10       F.O.B. Origin - Government Bills of
                                   Lading or Prepaid Postage (Apr.
1984)
                                   (Applicable to CLIN 0003)

I-1-60             52.243-2        Changes - Cost Reimbursement (Aug.
                                   1994)

I-1-61             52.243-6         Change Order Accounting ( Apr.
1984)
                                    (The requirement for change order
                                    accounting may be unilaterally
                                    established at the time a change
                                    order is issued by the AOC).

I-1-62             52.243-7         Notification of Change (Apr. 1984)

I-1-63             52.244-2        Subcontracts under Cost-
                                   reimbursement and Letter contract
                                   ( Jul. 1995)

I-1-64             52.244-5        Competition in Subcontracting
                                   (Apr. 1984)

I 1 65             52.245-5        Government Property (cost-
                                   reimbursement, Time and Material
Labor
                                   Hour contracts) (Jan 1986

I-1-66             52.245-18       Special Test Equipment (Aug. 1988)

I-1-67             52.245-19       Government Property furnished AS IS
                                   (Apr 1984)

I-1-68             52.246-3        Inspection of supplies - Cost
                                   Reimbursement (Apr. 1984)

I-1-69             52.246-24       Limitation of Liability - High
Value
                                   Items (Apr. 1994)

I-1-70             52.248-1        Value Engineering (Mar 1989)

I-1-71             52.249.6        Termination (Cost -Reimbursement)
                                   (May 1986)

I-1-72             52.249-14       Excusable Delays (Apr. 1984)

I-1-73             52.251-1        Government supply Sources (Apr.
1984)

I-1-74             52.252-6        Authorized Deviations in Provisions
                                   (Apr. 1084)

I-1-75             52.219-16       Liquidated Damages - Small Business
                                   Subcontracting plan (Aug. 1989)

I-1-76             52.247-6409     Preference For Privately Owned US
                                   Flag Commercial Vessels (Apr. 1984)

I-1-77             52.223-6        Drug Free Workplace (Mar 1989)

                         SECTION I-2
          DOD FAR SUPPLEMENT (48 CFR CHAPTER 2) CLAUSES:


This Contract incorporates the following clauses from the DOD FAR
Supplement by reference, with the same force and effect as if given in full text.

I-2-1       252.203-7001   Special Prohibition on Employment (Mar
1989)

I-2-2       252.203-7002   Statutory Compensation prohibitions and
                           Reporting Requirements relating to Certain
                           Former DOD Employees (Apr. 1988)

I-2-3       252.203-7003   Display of DOD Hotline Poster (Oct. 1987)

I-2-4       252.204-7005   Overseas Distribution of Defense
Subcontracts
                           ( Aug. 1988)

I-2-5       252.205-7000   Release of Information to Cooperative
                           agreement Holders (Feb. 1989

I-2-6       252.208-7000   Required source For Miniature and
Instrument
                           Ball Bearing (Jul. 1971)

I-2-7       252.208-7001   Required Source for Precision components
and
                           Mechanical time Devices (Aug. 1971)

I-2-8       252.208-7002   Required Source for High Purity Silicon
                           (Jun. 1983)

I-2-9       252.208-7003   Required source for High Carbon Ferrochrom
                           (Aug. 1984)

I-2-10      252.208-7005   Required Source for foregoing and Welded
                           Anchor Chain Item (Aug. 1985)

I-2-11      252.215-7000   Aggregate Pricing Adjustment (Apr. 1985)

I-2-12      252.217-7270...Identification of sources of Supply
                           (Feb. 1987)

I-2-13      252.219.7000   Small Business and Small Disadvantaged
                           Business subcontracting Plan (DoD Contract
                           Jun. 1988)

I-2-14         252.219.7009      Incentive Program for subcontracting
                                 with Small and Small Disadvantaged
                                 Business Concerns, Historically Black
                                 Colleges and Universities and
Minority
                                 Institutions (Jun. 1988)

I-2-15        252.223-7001       Safety Precautions for Ammunition and
                                 Explosive (Mar 1988)

I-2-16        252.225-7006       Buy American Act and Balance of
                                 Payments Program (May 1986)

I-2-17        252.225-7002       Qualifying Country Sources as
                                 Subcontractors (Oct. 1980)

I-2-18        252.225-7008       Duty-Free Entry - Qualifying Country
                                 End Products and Supplies (Aug. 1984)

I-2-19        252.225-7011       Preference for Domestic Specialty
                                 Metals (Major Programs) (Oct. 1980)

I-2-20        252.227-7013       Rights in Technical Data and Computer
                                 Software (Oct. 1988) Alternate I

I-2-21        252.227-7018       Restrictive Markings on Technical
Data
                                 (Oct. 1988)


I-2-22        252.227-7029       Identification of Technical Data
                                 (Apr. 1988)

I-2-23        252.227-7030       Technical Data - Withholding of
Payment
                                 (Oct. 1988)

I-2-24        252.227-7031       Data Requirements (Oct. 1988)

I-2-25        252.227-7034       Patents - Subcontracts (Apr. 1984)
                                 Applicable if FAR 52.227-11 applies
to
                                 this procurement)

I-2-26        252.227-7036       Certification of Technical Data
                                 Conformity (May 1987)

I-2-27        272.227-7037       Validation of Restrictive Markings on
                                 Technical Data (Apr. 1988)

I-2-28        252.231-7000       Supplemental Cost Principles (Apr.
1984)

I-2-29        252.233-7000       Certification of Requests for
                                 Adjustment or Relief Exceeding
$100,000

I-2-30        252.235-7002       Recovery for Nonrecurring Costs on
                                 Commercial Sales (Feb. 1980)

I-2-31        252.242-7003       Certification of Indirect Costs
                                 (Apr. 1986)

I-2-32        252.246-7000       Material Inspection and Receiving
                                 Report (DEC 1969)

I-2-33        252.246-7001       Warranty of Data (Nov. 1974)

I-2-34        DELETED

I-2-35        252.209-7006       Required sources for Antifriction
                                 Bearing (Apr. 1989

I-2-36        252.209-7001      Acquisitions from defense Contractors
                                Subject to on-site Inspection under
the
                                Intermediate-Range Necular Forces
(NIF)
                                Treaty (Jan 1988)

I-2-37       252.223-7500       Drug Free Work Force (Sep. 1988)

I-2-38       252.227-7019       Identification of restricted rights
                                Computer Software (Apr. 1988)

Additional contract Clauses

    The following clauses are additional contract clauses of this contract.

I-2-39  ADDITIONAL DEFINITIONS

     (a) The term Secretary means the secretary ,the under Secretary, or any Assistant Secretary of the Department and the term his duly authorized representative means any person on board ( other than the Contracting Officer; authorized to act for the secretary.

    (b) The term Contracting Officer means the person executing this contract on behalf of the Government, and another officer or civilian employee of the Department who is a properly designated Contracting Officer; and the term includes, except as otherwise provided in this contract, the authorized representative of a Contracting Officer acting within the limits of his authority.

    (c) Except as otherwise provided in this contract, the term subcontracts includes purchase orders.

    (d) As used throughout this contract, the term Department means the Department of the Navy

    (e) as used throughout this contract, the term Commander, Navel Sea Systems Command means the Commander of the Navel Sea Systems
Command of the Department of the Navy or his duly authorized successor or duly authorized representative.

    (f) As used through this contract the term Supervisor means the cognizant Supervisor of Shipbuilding, Conversion and Repair,
Department of the Navy.

I-2-40 NAVY REORGANIZATION

    Pursuant to a reorganization within the Department of the Navy, effective 1/July 1974, The Naval Sea System Command has become the successor to the Naval Ship Systems Command and the Naval Ordnance systems Command. The Naval Ships Systems Command was the successor to the Bureau of Ships. The Naval ordnance Systems Command and the Naval Air systems Command Were the successors to the Bureau of Naval Weapons, which was the successor to the Bureau of Ordnance and the Bureau of Aeronautics. Accordingly, as appropriate, in view of the foregoing, reference in the contract and in documents referenced therein to the Naval Ship System Command, the Bureau of Ordnance or the Bureau of Aeronautics shall be deemed to refer to the Naval Sea systems Command

1-1-41 FACILITIES NOT TO BE GOVERNMENT-FURNISHED

    The Contractors obligation to perform this contract is in no way conditioned upon the providing by the Government of any Facilities, except as may otherwise expressly provided herein. accordingly, no such shall either acquired by the Contractor for the account of the Government or furnished to the Contractor by the Government hereunder.


For the purpose of this Clause, facilities means industrial property (other than material, special tooling, military property, and special test equipment for production, maintenance, research, development or test, including real property and rights therein, building, structures, improvements, and plant equipment.

I-2-42  PAYMENT FOR OVERTIME PREMIUMS (APR 1984)

    (a) The use of overtime is authorized under this contract if the overtime premium cost dose not exceed*__________. In addition to this dollar ceiling, overtime is permitted only for work___
         (1) Necessary to cope with emergencies such as those resulting from accidents, natural disasters, breakdowns of production equipment, or occasional production bottlenecks of sporadic nature

    (2) By indirect-labor employees such as those performing duties in connection with administration, protection, transportation, maintenance, standby plant protection, operation of utilities, or accounting;

    (3) To perform tests, industrial process , laboratory procedures, loading or unloading of transportation conveyance, and operations in flight or afloat that are continuos in nature and cannot reasonably be interrupted or completed otherwise; or

(b) Any request for estimated overtime premiums that exceeds the amount specified above shall include all estimated overtime for contract completion and shall---

    (1) identify the work unit; e.g., department or section in which the required overtime will be used, together with present workload, staffing and other data of the affected unit sufficient to permit the Contracting officer to evaluate the necessity for overtime;

    (2) Demonstrate the effect that denial of the request will have on performance schedule;

    (3) Identify the extent to which approval of overtime would affect the performance or payment in connection with other Government contracts together with identification of each affected contract; and

    (4) Provide reasons why the required work cannot be performed by using multishift operations or by employing additional personnel.

I-2-43  ACCESS TO VESSELS BY NON-U.S. CITIZENS

    (a) No person not known to be a U.S. citizen shall be eligible for access to naval vessels, work sites and adjacent areas when said vessels are under construction, conversion, overhaul, or repair, except upon a finding by NAVSEA or his designated representative that such access should establish procedures to comply with the requirements of this clause and the NAVSEAINST 5500.3A I in effect on the date of this contract or agreement.


    (b) If the contractor desires to employ non-U.S. citizens in the performance of work under this contract/agreement that requires access, as specified in paragraph (a) to this clause, approval must be obtained prior to award for each contract/agreement where such access is required. To request such approval, the contractor shall submit to COMNAVSEA via the cognizant Contract Administration Office (CAO), an Access Control Plan (ACP) which shall contain, as a minimum, the following information:

          (1) Badge or Pass oriented identification, access and movement control system for non-U.S. citizen employees with the badge/pass to be worn or displayed on outer garments at all times while on the contractors facilities and when performing work aboard ship.

               (i) Badges must be of such design and appearance that permit easy recognition to facilitate quick and positive identification.

               (ii) Access authorization and limitations for the bearer must be clearly established and in accordance with applicable security regulations and instructions.

               (iii) A control system, which provides rigid accountability procedures for handling lost, damaged, forgotten and no longer required badges, must be established.

               (iv) A badge or pass check must be performed at all points of entry to the contractors facility or by a site supervisor for work performed on ships outside of the contractors plant.

               (2) Contractors plan for ascertaining citizenship and screening employees for security risk.

               (3) Data reflecting the number, nationality and positions held by non-U.S. citizen employees, including procedures to update data as non-U.S. citizen employee data change, and pass to cognizant CAO.


               (4) Contractors Plan for ensuring subcontractor compliance with provisions of the contractors ACP

               (5) these conditions and controls are intended to serve as guidelines representing the minimum requirements of an acceptable ACP. they are not meant to restrict the contractor in any way from imposing additional controls necessary to tailor these requirements to a specific facility.

         (c) to request approval for non-U.S citizens of hostile and/or communist-controlled countries (listed in Department of Defense Manuals, DOD 5220.22M or available from cognizant) contractor shall include in ACP the following employee data: place of birth , citizenship ( if different from place of birth) date of entry to U.S., extenuating circumstances (if any) concerning immigration to U.S. number of years employed by contractor, position , and stated intent concerning U.S. citizenship. COMNAVSEA will make individual determinations of desirability of access for above group. Approval of ACPs for access of non-U.S. citizens of friendly countries will not be delayed for approval of non-U.S. citizens of hostile communist-controlled countries. But until COMNAVSEA approval is received, contractor must delay access to vessels for employees who are non-U.S. citizens of hostile and/ or communist-controlled countries

          (d) An ACP which has been approved for specific Master Ship Repair Agreement (MSRA) or Agreement for Boat Repair (ABR) or Basic Ordering Agreemnt (BOA), is valid and applicable to all job orders awarded under that agreement

          (e) The Contractor shall fully comply with approved ACPs. Noncompliance by the Contractor or subcontractor serves to cancel the authorization previously granted, in which case the contractor shall be precluded from continued use of non-U.S.. citizens on this contract or agreement until such time as compliance with an approved ACP is demonstrated and upon determination by the CAO that the Governments interest are protected. further, the government reserves the right to cancel previously granted authority when such cancellation is determined to be in the Governments best interest. Use of non-U.S. Citizens, without an approval ACP or when a previous authorization has been canceled, will be considered a violation of security regulations. Upon confirmation by the CAO of such violations, this contract, agreement or any job order issued under this agreement may be terminated for default.

            (f) Prime contractors have full responsibility for the proper administration of the approved ACP for all work performed under this contract or agreement regardless of the location of the vessel and must ensure compliance by all subcontractors, technical representative and other persons granted access to naval vessels, adjacent areas and work site.

            (g) In the event the contractors does not intend to employ non-U.S citizens in the performance of work under this contract, but has U.S. citizens employees, such employees must preclude from access to the vessel and its work site and those ships where work on ships equipment is being performed. The APC must spell out how non U.S. citizens are excluded from access to contract work areas.

           (h) The same restriction as in paragraph (g) above applies to other non-U.S. citizen who have access to the contractors facilities (e.g., for accomplishing facility improvements, from foreign crewed vessels within its facility, etc).


                         (End of Clause)


I-2-44   COST ESTIMATING SYSTEM REQUIREMENTS (FEB 1988

    (a) Definition. Estimating System is a term used to describe a contractors policies, procedures and Practice for generating cost estimates which forecast costs based on information that is available at the time. It includes the organizational structure; established lines of authority, duties, and responsibilities; Internal controls and managerial reviews; flow of work, coordination, and communication; and estimating methods, techniques, accumulation of historical cost, and analyses used by a contractor to generate estimates of cost and other data included in proposal submitted in the expectation of receiving contract awards.

    (b) General. The Contractor Shall have an estimating system that consistently produces well supported proposal that are an acceptable basis for negotiation of fair and reasonable prices. The estimating system should be consistent with the integrated with the contractors related management systems and subject to applicable financial control systems.

    (c) Applicability. Paragraphs (d) and (e)are also applicable if the Contractor is a large business and, in its fiscal year preceding award of this contract, received Department of Defense (DoD) prime contract or subcontract thereunder totaling $50 million or more for which certified cost or pricing data were required. This clause is also applicable if the contractor is a large business which, in its fiscal year preceding award of this contract. received Department of Defense DOD prime contract or subcontracts thereunder totaling $10 million or more for which certified cost or pricing data were required, and during performance of this contract the Contracting Officer notifies the Contractor in writing that paragraph (d) and (e) of this clause apply.

    (d) System Requirement. The contractor shall establish and maintain an estimating system in compliance with subsection 15.811-74 of the Dod FAR Supplement.

    (1) the Contractor shall disclose its estimating system to the Contracting Officer responsible for contract administration (ACO) in writing. If the /contractor wishes the Government to protect such information as privileged or confidential, an appropriate legend should be placed on the face of the document(s) at the time of submission. an estimating system disclosure is adequate when the Contractor has provided the ACO with documentation which (I) accurately described these policies, procedures and practice that the Contractor currently uses in preparing cost proposal; and (ii) provides sufficient detail for the government to reasonably make an informal judgment regarding the adequacy of the Contractors estimating practices.

    (2) Significant changes to the cost estimating system must be disclosed to the ACE on a timely basis.

    (3) the Contractor shall comply with its disclosed estimating system.

    (e) Estimating System Deficiencies.

    (1) If during the period of performance of this contract, the Contractor receives a report of the review of its estimating system which identifies deficiencies in the system, the contractor agrees to respond as follows

    (i) If the contractor agrees with the report findings and recommendations, the Contractor shall, within Thirty (30) days of receipt of such report, indicate its agreement in writing; and within sixty (60) days of receipt of such report, correct any deficiencies or submit a corrective action plan showing proposed milestones and actions leading to elimination of the deficiencies.

   (ii) If the Contractor disagrees with the report findings and recommendations, the Contractor shall respond in writing within thirty
(30) days of receipt of the report, indicating its rational for each area of disagreement

    (2) The ACO shall evaluate the Contractors response to the report and notify the Contractor of his/her determination concerning any remaining deficiencies and/or the adequacy of any proposed or completed corrective action(s).

                          (End of Clause)

I-2-45   RESTRICTION ON CONTRACTING WITH SANCTIONED PERSONS (DOD FAR
52.225-13) (MAY 1989)

    (a) Definitions. (1)
Component Part means any article which is not usable for its intended functions without being imbedded in, or integrated into, any other product and which, if used in production of a finished product, would be substantially transformed in the process.

        (2) Finished Product means any article which is useable for its intended function without being imbedded in, or integrated into, any other product. It dose not include an article produced by a person, other than a sanctioned person, that contains parts or components of the sanctioned person it the parts or components have been substantially transformed during production of the finished product.

        (3) Sanctioned person means a company or other foreign person upon whom prohibitions have been imposed.

        (4) Substantially transformed, when referring to a component part or finished product, means that the part or product has been subjected to substantial manufacturing or processing operation by which the part or product is converted or combined into a new and different article of commerce having a new name, character, and use.

    (b) General. Section 2443 of the Multilateral Export Control Enhancement Amendments Act (Pub. L. 100-418) and Executive Order 12661, effective December 28, 1988, impose, for a period of three years, with certain exceptions, a prohibition on contracting with, or procuring (including rental exceptions, a lease/purchase) directly or indirectly the products or services of (1) Toshiba Machine Company,
(2) Kongsberg Trading Company, (3) Toshiba Corporation, or (4) Kongsberg Vaapenfabrikk. The Act and Executive Order also prohibit, for the same three-year period, the importation into the United States of all products produced by Toshiba Machine Company and Kongsberg Trading Company. These prohibitions also apply to subsidiaries, successor entities or joint ventures of Toshiba Machine Company or Kongsberg Trading Company.

    (c) Restriction. Unless listed by the Contractor in its offer, in the solicitation provision at FAR 52.225-12, Notice of Restrictions on Contracting with Sanctioned Persons, or unless one of the exceptions in paragraph (d) of this clause applies, the Contractor agrees that no products or services delivered to the Government under this contract will be products or services of a sanctioned person.

    Exceptions.  The restrictions do not apply-

         (1) To finished products of nonsanctioned persons containing components of a sanctioned person if these components have been
         substantially transformed during the manufacture of the finished product.

         (2) To products or services of a sanctioned person provided -

             (i The products are designated to the specifications of a nonsanctioned person marked under the trademark, brand or name of the nonsanctioned person;

             (ii) The business relationship between the nonsanctioned person and the sanctioned person clearly existed prior to June 30, 1987;

             (iii) The nonsanctioned person is not directly or indirectly owned by a sanctioned person.

         (3) If a determination has been made in accordance with FAR
25.1003 (a) or (b).

    (e) Award. Award of any contract resulting from this solicitation will not effect the Contractors obligation to comply with importation regulations of the Secretary of the Treasury.

                        (End of Clause)

I-2-46   RESTRICTION ON ACQUISITION OF FOREIGN MACHINE TOOLS
         (DOD FAR SUP 252.225-7023) (Jan 1989)

         (a) The Contractor agrees that those machine tools within the Federal Supply Clarifications (FSCs) listed in (c) below, to be delivered as end items under this contract, or to be acquired by the Contractor on behalf of the Government, and to which title will vest in the Government, shall be of United States or Canadian origin.

         (b) For the purpose of this clause a machine tool shall be considered to be of United States or Canadian origin if (1) it is manufactured in the United States or Canada; and (2) the cost of its components manufactured in the United States manufactured in the United States or Canada exceeds fifty percent(50%) of the cost of all its components. The cost of components shall include transportation costs to the place of incorporation into the end item and duty (whether or not a duty-free entry certificate may be issued).

          (c)

FEDERAL SUPPLY
CLASSIFICATION (FSC)        NAME

FSC 3405         Saw and filing Machine
FSC 3408         Machinery Center and Way Type Machines
FSC 3410         Electrical and Ultrasonic Erosion Machines
FSC 3411         Boring Machines
FCS 3412         Broaching Machines
FSC 3413         Drilling and Tapping Machines
FSC 3414         Gear cutting and finishing Machines
FSC 3415         Grinding machines
FSC 3416         Lathes
FSC 3417         Milling Machines
FSC 3418         Planner and Shapers
FSC 3419         Miscellaneous Machine Tools
FSC 3426         Metal Finishing Equipment
FSC 3433         Gas Welding, Heating Cutting, and Metalizing
Equipment
FSC 3438         Miscellaneous Welding Equipment
FSC 3441         Bending and Forming Machines
FSC 3442         Hydraulic and Penumatic Pressure, Power driven
FSC 3443         Mechanical Presses, Power driven
FSC 3445         Punching and Shearing Machines

FSC 3446         Forging Machinery, and Hammers
FSC 3448         Riveting Machines
FSC 3449         Miscellaneous Secondary Metal Forming and Cutting
                 Machines
FSC 3460         Machine Tool Accessories
FSC 3461         Accessories for Secondary Metal-working Machinery

                             (End of Clause)

I-2-47 RESTRICTION ON ACQUISITION OF FOREIGN VALVES
       (DOD FAR 252.225-7024 (JAN 1989)

(a) the contractor agrees that those valves used in piping for naval surface ships and submarines within Federal supply Classifications 4810 (valves, powered) and 4820 (valves non-powered) to be delivered as end items under this contract shall be of United States or Canadian origin.

(b) For the purpose of this clause, a valve shall be considered to be of United States or Canadian origin, If, (1) it is manufactured in the United states or Canada and (2) the cost of its components manufactured in the United states or Canada exceeds (50%) of the cost of all its components. The cost of components shall include transportation cost to the place of incorporation into the end item and duty (whether or not a duty-free entry certificate may be issued).


                   (End of Clause)


I-2-48 MATERIAL MANAGEMENT AND ACCOUNTING SYSTEM REQUIREMENTS AND STANDARDS (DOD FAR SUPP 252.242-7001) (MAY 1989)

           (a) Definition.

           Contractor; for purpose of this clause, means a business unit as defined in FAR 31.001, i.e., any segment of an organization, or an entire business organization which is not divided into segments.

           Material Management and Accounting System (MMSA), as used in this clause, means the contractors system (s) for planning, controlling, and accounting for the acquisition, use, and disposition of material. MMASs may be manual or automated and they may be integrated with planning, engineering, estimating, purchasing, inventory, and/or accounting systems, etc., or they may be essentially stand-alone systems.

         Valid time-Phased Requirements means material which is (1) needed to fulfill the production plan, including reasonable quantities for scrap, shrinkage, yield, etc. and (2) is charged/billed to contracts or other cost objective in a manner consistent with there need to fulfill the production plan.

         (B) General

         The Contractor agrees to maintain a material management and accounting system (MMSA) that reasonably forecasts material requirements, assures that cost of purchased and fabricated material charged or allocated to a contract are based on valid time-phased requirements, and maintains a consistent, equitable, and unbiased logic for costing of materials transactions.

         (c) Applicability.

The contractor will assess its MMAS and take reasonable actions to comply with standards set forth in section 242.7206 of the DoD FAR supplement. Paragraph (d) and (e) below are also applicable if the contractor is a large business and, in its fiscal year preceding award of this contract, received Department of Defense (DoD) prime contract or subcontracts totaling fifty million dollars ($ 50 million) or more. Paragraph (D) and (e)below are also applicable if the contractor is a large business which, in its fiscal year preceding award of this contract, received DoD prime contracts or subcontracts totaling ten million dollars ($10 million) or more and, during performance of this contract, the contracting Officer notifies the Contractor in writing that paragraphs (d) and (e) of this clause apply.

       (d) System Disclosure, Demonstration and Maintenance
Requirements

       (1) The Contractor shall disclose its MMAS to the cognizant ACO and shall, upon request of the ACO, demonstrate the degree to which its MMAS conforms to the standards set forth in section 242.7206 of the DoD
FAR Supplement. If the contractor desires the Government to protect such information as privileged or confidential, the Contractor shall notify the Government representative to whom the information is submitted, i.e., the ACO, or the auditor, and the Contractor shall ensure an appropriate legend is on the face of the document(s) at the time of submission.

       (i) A MMAS disclosure is adequate when the Contractor has provided the cognizant ACO documentation which accurately describes those policies, procedures, and practices that the Contractor currently uses in its MMAS in sufficient detail for the Government to reasonably make an informed judgement regarding the adequacy of the Contractors MMAS.

       (ii) A MMAS demonstration is adequate when the Contractor has provided the cognizant ACO sufficient evidence to demonstrate the degree of compliance of its MMAS with the standards at 242.7206 of the DoD FAR Supplement, including an estimate of the cost impact to the Government of any significant deficiencies.

        (2) Significant changes to the MMAS must be disclosed to the ACO within 30 days of their implementation.

        (e) MMAS Deficiencies

        (1) If during the period of performance of this contract, the Contractor receives a report of the evaluation of its MMAS, the Contractor agrees to respond as follows:

        (i) If the Contractor agrees with the report findings and recommendations, the Contractor shall, within thirty(30) days of receipt of such report, indicate its agreement in writing and shall proceed to execute the corrective action plan, if any, agreed-to by the ACO.

        (ii) If the Contractor disagrees with the report findings and recommendations, the Contractor shall respond in writing within thirty
(30) days of receipt of the report, indicating its rationale for each area of disagreement.

        (2) The ACO shall evaluate the Contractors response to the report and notify the Contractor of his/her determination concerning any remaining deficiencies and/or adequacy of any proposed or completed corrective action(s).

                        (End of Clause)

I-2-49 PROTECTING THE GOVERNMENTS INTEREST WHEN SUBCONTRACTING WITH
       CONTRACTORS DEBARRED, SUSPENDED, OR PROPOSED FOR DEBARMENT. (FAR 52.209.6) (MAY 1989)


    (a) the Government suspends or debars contractor to protect the Governments interest. Contractors shall not enter into any subcontract equal to or in excess of $25,000 with a Contractor that has been debarred, suspended, or proposed for debarment unless there is a compelling reason to do so. If a contractor intends to subcontract with a party that is debarred suspended, or proposed for desbarment (see FAR9. 404 for information on the list of parties Excluded from Procurement Program), a cooperate officer or designee of the contractor shall notify the contracting officer, in writing, before entering into such subcontract. the notice must include the following

             (1) The Name of the subcontractor;
             (2) The contractors knowledge of the reason for the subcontractor being on the list of Parties Excluded from Procurement Program;
             (3) The compelling reason (s) for doing business with the subcontractor notwithstanding its inclusion on the list of Parties Excluded from Procurement Program; and
             (4) The system and procedures the contractor has established to ensure that it is fully protecting the Governments interest when dealing with such subcontractor in view of the specific basis for the partys debarment, suspension, or proposed debarment.
            (b) The contractors compliance with the requirements of 52.209-6 will be reviewed during contractor Purchasing system review (see FAR subpart 44.3).

                     (End of Clause)

I-2-50 New Restrictions on Lobbying (DEC 1989)

    (a) Definitions.  As used in this clause,

Agency, as defined in 5 U.S.C.552(f), includes Federal executive departments and agencies as well as independent regulatory commissions and Government corporations, as defined in 31 U.S.C. 9101(1)

  Covered Federal actions means any of the following Federal actions:

     (1) the awarding of any federal contract;
     (2) The making of any Federal grant;
     (3) The making of any federal loan;
     (4) The entering into of any cooperative agreement; and,
     (5) The extension, continuation, renewal, amendment, or modification of any Federal contract, grant, loan, or cooperative agreement.

Covered Federal actions dose not include receiving from an agency a commitment providing for United states to insure or guarantee a loan.

      Indian tribe and tribal organization have the meaning provided in section 4 of the Indian Self-determination and Education Assistance Act (25 U.S.C. 450B). Alaskan Natives are included under the definition of Indian tribes in that Act.

       Influencing or attempting to influence means making, with the intent to influence, any communications to or appearance before an office or employee of any agency, a member of congress, an officer or employee of Congress, or an employee of an member of congress in connection with any covered federal action.

       Local government means a unit of government in a state and, if chartered, established, or otherwise recognized by a State for the performance of a governmental duty, including a local public authority, a special district, an intrastate district, a council of government, a sponsor group representative organization, and any other instrumentality of local government.

        Officer or employee of an agency includes the following individuals who are employed by an agency:

        (1) an individual who is appointed to a position in the Government under title 5, U.S. code, including a position under a temporary appointment;

        (2) A member of the uninformed services as defined in section 101(3), title 37, U.S. code;

        (3) A special Government employee as defined in section 202, title 18, U.S. code; and
        (4) an individual who is a member of a Federal Advisory committee, as defined by the Federal Advisory committee Act, title 5, U.S. Code appendix 2

       Person means an individual, cooperation, company, association, authority, firm, Partnership, Society, State, and Local government, regardless of whether such entity is operated for profit or not for profit. this term excludes and Indian tribe, tribal organization, or any other Indian organization with respect to expenditures specifically permitted by other Federal law.

      Responsible compensation means, with respect to a regularly employed officer or employee of any person, compensation that is consistent with the normal compensation for such officers or employee for work that is not furnished to, not funded by, or not furnished in cooperation with the federal Government

      Reasonable Payment means, with respect to professional and other technical services, a payment in an amount that is consistent with the amount normally paid for such services in the private sector.

       Recipient includes all contractors and subcontractors at any tier in connection with Federal contract. the term excludes an Indian Tribes, tribal organization, or any other Indian organization with respect to expenditures specifically permitted by other Federal law.

       Regularly employed means, with respect to an officer or employee of a person requesting or receiving a Federal contract, an officer or employee who is employed by such person for at least 130 working days within one year immediately preceding the date of the submission that initiates agency consideration of such person for receipt of such contract. an officer or employee who is employed by such person shall for less then 130 working days within one year immediately preceding the date of the submission that initiates agency consideration of such person shall be considered to be regularly employed as soon as he or she is employed by such person for 130 working days.

       State means a state of the United States, the District of Columbia, the Commonwealth of Puerto Rico, a territory or possession of the United states, and agency or instrumentality of a state, and a multi-state, regional, or interstate entity having governmental duties and powers.

       (b) Prohibition.


          (1) Section 1352 of title 31, U.S. code provides in part that no appropriate funds may be expanded by the recipient of a Federal contract, grant, loan, or cooperative agreement to pay any person for influencing or attempting to influence an officer or employee of any agency, a member, a member of congress , an officer or employee of congress, or an employee of a member of Congress in connection with any of the following covered Federal actions; The awarding of any federal contract, the making of any Federal grant, the making of any Federal loan, the entering into of any cooperative agreement, and the extension, continuation, renewal, amendment, or modifications of any Federal contract, grant, loan, or cooperative agreement.

           (2) The prohibition does not apply as follows:

               (I) Agency and Legislative liaison by own Employees.

          (a) The prohibition on the use of appropriated funds, in paragraph (1) of this section, dose not apply in the cases of a payment of reasonable compensation made to an officer or employee of a person requesting or receiving a federal Contract if the payment is for agency and legislative liaison activities not directly related to a covered Federal action.

         (b) for Purpose of paragraph (a) of this section, providing any information specifically requested by an agency or congress is allowable at any time

         (c) for Purpose of paragraph (a) of this section, the following agency and legislative liaison activities are allowable at any time only where they are not related to a specific solicitation for any covered Federal action/

             (i) Discussing with an agency (including individual demonstrations) the qualities and characteristics of the persons products or services, conditions or terms of sale, and services capabilities; and,

             (ii) Technical discussions and other activities regarding the application or adaptation of the persons products or services for an agencys use.

          (D) For purposes of paragraph (a) of this section, the following agency and legislative liaison activities are allowable only where they are prior to formal solicitation of any covered Federal action:

             (i) Providing any information not specifically requested but necessary for an agency to make an informed decision about initiation of a covered Federal action;

             (ii) Technical discussions regarding the preparation of an unsolicited proposal prior to its official submission; and,

             (iii) Capability presentations by persons seeking awards from an agency pursuant to the provisions of the Small Business Act, as amended by Public Law 95-507 and other subsequent amendments.

         (E) Only those activities expressly authorized by paragraph
(1)
of this section are allowable under paragraph (I).

             (ii) Professional and technical services by Own
Employees.

         (a) The prohibition on the use of appropriated funds, in paragraph (1) of this section, does not apply in the case of a payment of reasonable compensation made to an officer or employee of a person requesting or receiving a Federal Contract or an extension, continuation, renewal, amendment, or modification of a Federal contract if payment is for professional or technical services rendered directly in the preparation, submission, or negotiation of any bid, proposal, or application for that Federal contract or meeting requirements imposed by or pursuant to law as a condition for receiving that Federal contract.

(b) For purposes of paragraph (a) of this section, professional and technical services shall be limited to advise and analysis directly applying any professional or technical discipline. For example, drafting of a legal document accompanying a bid or proposal by a lawyer is allowable. Similarly, technical advice provided by an engineer on the performance or operational capability of a piece of equipment rendered directly in the negotiation of a contract is allowable. However, communications with the intent to influence made by a professional (such as a licensed lawyer) or a technical person (such as a licensed accountant) are not allowable under this section unless they provide advice and analysis directly applying their professional or technical expertise and unless the advice or analysis is rendered directly and solely in the preparation, submission or negotiation of a covered Federal action. Thus, for example, communications with the intent to influence made by a lawyer that do no provide legal advice or analysis directly and solely related to the legal aspects of his or her clients proposal, but generally advocate one proposal over another are not allowable under this section because the lawyer is not providing professional legal services. Similarly, communications with the intent to influence made by an engineer providing an engineering analysis prior to the preparation or submission of a bid or proposal are not allowable under this section since the engineer is providing technical services but not directly in the preparation, submission or negotiation of a covered Federal action.

         (c) Requirements imposed by or pursuant to law as a condition for receiving a covered Federal award include those required by law of regulation, or reasonably expected to be required by law or regulation, and any other requirements in the actual award documents.

         (d) Only those services expressly authorized by paragraph
(ii)

of this section are allowable under paragraph (ii).

             (iii) Reporting for Own Employees.

No reporting is required with respect to payments of reasonable compensation made to regularly employed officers of employees of a person.

             (iv) Professional and technical services by Other than Own

Employees.

         (a) The prohibition on the use of appropriated funds, in paragraph (1) of this section, does not apply in the case of any reasonable payment to a person, other than an officer or employee of a person requesting or receiving a covered Federal action, if the payment is for professional or technical services rendered directly in the preparation, submission, or negotiation of any bid proposal, or application for the Federal contract or for meeting requirements imposed by or pursuant to law as a condition for receiving that federal contract.

             (b) For purposes of paragraph (a) of this section, professional and technical services shall be limited to advise and analysis directly applying any professional or technical discipline. For example, drafting of a legal document accompanying a bid or proposal by a lawyer is allowable. Similarly, technical advice provided by an engineer on the performance or operational capability of a piece of equipment rendered directly in the negotiation of a contract is allowable. However, communications with the intent to influence made by a professional (such as a licensed lawyer) or a technical person (such as a licensed accountant) are not allowable under this section unless they provide advice and analysis directly applying their professional or technical expertise and unless the advice or analysis is rendered directly and solely in the preparation, submission or negotiation of a covered Federal action. Thus, for example, communications with the intent to influence made by a lawyer that do no provide legal advice or analysis directly and solely related to the legal aspects of his or her clients proposal, but generally advocate one proposal over another are not allowable under this section because the lawyer is not providing professional legal services. Similarly, communications with the intent to influence made by an engineer providing an engineering analysis prior to the preparation or submission of a bid or proposal are not allowable under this section since the engineer is providing technical services but not directly in the preparation, submission or negotiation of a covered Federal action.

            (c) Requirements imposed by or pursuant to law as a condition for receiving a covered Federal regulation, or reasonably expected to be required by law or regulation, and any other requirements in the actual award documents.
(d) Persons other than officers or employees of a person requesting or receiving a covered Federal action include consultants and trade associations.

            (e) Only those services expressly authorized by paragraph
(iv) of this section  are allowable under paragraph(iv)

     c) Disclosure

       (1) Each person who request or receives from an agency a federal contract shall file with that agency a certification, set forth in________, that the person has not made, and will not make, any payment prohibited by paragraph (b) of this clause.

       (2) Each person who request or receives from an agency a Federal contract shall file with that agency a disclosure form, Standard Form-LLL, Disclosure of Lobbying Activities, if such person has made or has agreed to make any payment using nonappropriated funds (to include profits from any covered Federal action), which would be prohibited under paragraph (b) of this clause if paid for with appropriated funds.

       (3) Each person shall file a disclosure form at the end of each calendar quarter in which there occurs any event that requires disclosure or that materially affects the accuracy of the information contained in any disclosure form previously filed by such person under paragraph (2) of this section. Any event that materially affects the accuracy of the information reported includes:

                   (i) A cumulative increase of ?$25,000 or more in the amount paid or expected to be paid for influencing or attempting to influence a covered Federal action; or

                   (ii) A change in the person(s) or individual(s) influencing or attempting to influence a covered Federal action; or,

                   (iii) A change in the officer(s), employee(s), or Member(s) contacted to influence or attempt to influence a covered Federal action.

        (4) Any person who requests or receives from a person referred to in paragraph (1) of this section a subcontract exceeding (100,000 at any tier under a Federal contract shall file a certification, and a disclosure form, if required, to the next tier above.

        (5) All disclosure forms, but not certifications, shall be forwarded from tier to tier until received by the person referred to in paragraph (1) of this section. That person shall forward all disclosure forms to the agency.

    (d) Agreement. In accepting any contract resulting from this solicitation, the person submitting the offer agrees not to make any payment prohibited by this clause.

    (e) Penalties.

        (1) Any person who makes an expenditure prohibited under paragraph (b) of this clause shall be subject to a civil penalty of not less than $10,000 and not more than $100,000 for each such expenditure.

        (2) Any person who fails to file or amend the disclosure form to be filed or amended if required by this clause, shall be subject to a civil penalty of not less than $10,000 and not more than $100,000 for such failure.

        (3) Contractors may rely without liability on the representations made by their subcontractors in the certification and disclosure form.

(f) Cost Allowability. Nothing in this clause is to be interpreted to make allowable or reasonable any cost which would be allowable or unreasonable in accordance with part 31 of the Federal Acquisition Regulation. Conversely, cost made specifically unallowable by the requirements in this clause will not be made allowable under any of the provisions of part 31 of the federal acquisition Regulation.

                      (End of Clauses)

                              PART III
            LIST OF DOCUMENTS, EXHIBITS, AND OTHER ATTACHMENTS

                              SECTION J
                         LIST OF ATTACHMENTS

   (a) Any contract awarded as a result of this solicitation will consist of the following sections of this solicitation, and the documents, exhibits, and attachments described in paragraph B below:

         I.     Part I - The Schedule (Sections A through H)

        II.     Part II - Contract Clauses (Section I)

       III.     Part III - List of Documents, Exhibits, and Other
                Attachments (Section J)

       IV. Any other material and/or documents specifically incorporated by reference into the Contract.

   (b) Part IV of the solicitation shall not be incorporated physically into the contract. However, Section K. Representations, Certifications and Other Statements of Offerors or Quoters shall be retained in the contract file, and acceptance of a proposal under this contract shall incorporate Section K by reference in the resultant contract. (FAR 15.406-1 (b)).

   (c) Documents, exhibits, and other attachments that will form a part of this contract are as follows:

   *   1.   Exhibit A - Contract Data Requirements List (DD Form
1423).

   *   2.   Exhibit B - Contract Data Requirements List (DD Form
1423).

   *   3.   Exhibit C - Contract Data Requirements List (DD Form
1423).

   *   4.   Attachment J-1 - Work Item Specification Index for AOE 1
            Phased Maintenance Package.

   *   5.   Attachment J-2 - Provisioning Requirements Statement (DD
            Form 1949-1/2).

       6.   Attachment J-3 - Contract Security Classification
            Specification (DD Form 254).

       7.   Attachment J-4 - Accounting and Appropriation Data Sheet

   *   8.   Attachment J-5 - LSAR Data Selection Sheet.

   *   9.   Attachment J-6 - Technical Specification; Access to Naval
            Supply System for Fasteners.

      10.   Attachment J-7 - Todd Pacific Shipyards Corporations
            Subcontracting Plan is hereby incorporated.
* These documents were previously provided under solicitation N00024-
90-R-8503.

             CONTRACT SECURITY CLASSIFICATION SPECIFICATION
                        (DD Form 254)


Department of Defense                  1. The Requirements of the DOD
Contract Security Classification         Industrial Security Manual
Specification                            Apply to all Security Aspects
                                         of this Effort the Facility
                                         Clearance Required is
                                                 SECRET

Prime Contract Prime Contract Number N00024-91-C-8503 X 90-Nov.-15


2. This Specification  3. Contract Number or  4. Date To Be 5. This
   is for                other Identification  Completed Specification
__________________________Number__________________________is__________
_
a. Prime Contract   a. Prime Contract   a.     a. Original      Date
_______________________Number_________________________________________
_
b. Subcontract  b. First Tier Subcon- b.     b. revised  Revision Date
_____________________tract No.
_________No._________
c. Request for Bid  c. Identification   c. Due Date  c. Final    Date
________________________N00024-90-pr-31001

6. Is this a follow-on      Yes    No
   Contract?                             If YES, complete the
following
a______________b.______________c. Accountability for classified material
 Preceding       Date Completed   on preceding contract
Contract No.
________Is______________Is not, transferred to this follow-on contract___
7a. Name, Address & Zip  b.  Number  c. Name, Address & Zip Code of
   Code of Prime                          Cognizant Security Office
___Contractor_________________________________________________________
__
8a. Name, Address & Zip  b. FSC Number  c. Name, Address & Zip Code of
   of First Tier                          Cognizant Security Officer
___Contractor_________________________________________________________
__
9a. Name, Address & Zip  b. FSC Number  c. Name, Address & Zip Code of
   Code of Second Tier                    Cognizant Security Officer
   Subcontractor, or
   Facility associated with
______???????????____________________________________________________
* When actual performance is at a location other than that specified, identify such other location in Item 15.
10a. General identification of the    b. DoDAAD Number of Procuring
     Procurement for which this          Activity identified in Item
     specification applies               16d.

FINANCIAL ACCOUNTING DATA SHEET                             PAGE 1 OF
2

CONTRACT NO.    SUPPLEMENT    DATE EFFECTIVE    TYPE OF MODIFICATION
N0002491C8530                  19-NOV-90               CPAF

ACT CODE      DOCUMENT NUMBER     PD NUMBER  SERIAL  TOTAL THIS
DOCUMENT
   A          N0002491PR93361   N0002491PD38  594       $   5,478.00

CLIN  0001AD
FY 91 FMP  MOD  SUPPORT FUNDS TO ACCOMPLISH OPN S/AS
593K,614K548K,609K,ON AOE-1 91 DPMA.

APPROPN SYMBOL     OBJ     BUREAU             TRANS
  ABD SUBHEAD      CLASS    CNTL NO    AAA     TYPE     PAA   COST
CODE      $

AB 1711810 81FP    000      SM934 0  068342    2D   000000
FPINS000BO31 547800

CONTRACT-NBR

NAVSEA-934 FINANCIAL POINT OF CONTACT FOR THIS ADMENDMENT IS:
JOYCE ABNEY
AUTOVON:332-9151/4/5  COMMERCIAL: (703)602-9151/4/5

======================================================================
==
PREPARED BY                                                DATE:

- ----------------------------------------------------------------------
- --


OBLIGATION OF FUNDS IS AUTHORIZED IN AMOUNTS SHOWN AS TOTAL OF THIS
DOC.
SIGNATURE          M.A. CALOGERO
                   BY DIRECTION OF
                   CAPT. DONALD f. BERKEBILE
                   DEPUTY COMMANDER/COMPTROLLER

                                                      DATE 11/20/90


FINANCIAL ACCOUNTING DATA SHEET                         PAGE 2 OF 3

CONTRACT NO.    SUPPLEMENT    DATE EFFECTIVE    TYPE OF MODIFICATION
N0002491C8530                  19-NOV-90               CPAF

ACT CODE      DOCUMENT NUMBER     PD NUMBER  SERIAL  TOTAL THIS
DOCUMENT
   A          N0002491PR93361   N0002491PD38  593       $   5,056.00

CLIN  0001AC
FY 90 FMP INST OF PR YR EQUIP FUNDS TO ACCOMPLISH OPN S/AS 134K, AND 271K ON AOE-1 91 DPMA.

APPROPN SYMBOL     OBJ     BUREAU             TRANS
  ABD SUBHEAD      CLASS    CNTL NO    AAA     TYPE     PAA   COST
CODE      $

AB 17O1810 81DW    000      SMS18 0  068342    2D   000000
DWINS000B031 505600

CONTRACT-NBR

NAVSEA-934 FINANCIAL POINT OF CONTACT FOR THIS ADMENDMENT IS:
JOYCE ABNEY
AUTOVON:332-9151/4/5  COMMERCIAL: (703)602-9151/4/5


======================================================================
==
PREPARED BY                                                DATE:

- ----------------------------------------------------------------------
- --


OBLIGATION OF FUNDS IS AUTHORIZED IN AMOUNTS SHOWN AS TOTAL OF THIS
DOC.
SIGNATURE          M.A. CALOGERO
                   BY DIRECTION OF
                   CAPT. DONALD f. BERKEBILE
                   DEPUTY COMMANDER/COMPTROLLER

                               27 APRIL 1990


                       TODD PACIFIC SHIPYARDS CORPORATION
                              SEATTLE DIVISION








                    SUBCONTRACTING PLAN FOR SMALL BUSINESS
                  AND SMALL DISADVANTAGED BUSINESS CONCERNS

                       SUBCONTRACTING PLAN FOR

                PHASED MAINTENANCE PROGRAM FOR SEATTLE BASED
                 AOE-1 CLASS SHIPS, USS CAMDEN ( AOE-2) AND
          USS SACRAMENTO (AOE-1): FIRST USS SACRAMENTO AVAILABILITY

                   SUBCONTRACTING PLAN FOR SMALL BUSINESS AND
                     SMALL DISADVANTAGED BUSINESS CONCERNS



                  MASTER FORMAT REVISION A 11 JANUARY 1984
                         Solicitation Number
                         N0-00024-90-R-8503
                           27 APRIL 1990


I. Goals
   1. the following percentage goals (expressed in terms of percentage of total subcontracting dollars) and dollar goals apply to subcontracting opportunities anticipated under this contract:

                                                   Percent

          I.  Small Business Concerns                 75%

         ii.  Small Disadvantaged Business Concerns   6.5%

   2. Description of principal supply and service areas to be subcontracted and planned use of Small and Small Disadvantaged Business Concerns:

       a.  Principal subcontracted Supply and service areas -

           1) Services - Engine Overhaul, Hydraulic Pump Repair, Deck Covering, Diver, Duct Cleaning, Gas Turbine Repair, Electric Motor Repair, Gyro Compass Repair, Factory Service Rep., HP/LP Air Systems, Engineering,
Machining,
               Microfiche & Software, Meter & Gauge Repair, Propulsion System Repairs, Painting, Pilot Service, Refrigeration Repair, Tank Cleaning, Tug Service, Valve Overhaul.

          2) Material - Antenna Systems, Wire Rope, Batteries, DP Equipment, Indicating Devices, Consoles, Power Supplies, Steel Tubing, Staging, Exhaust Systems, Strainers,
Flanges,
             Hose Assemblies, Hydraulic Fluid, Propeller Parts, Servo Parts, Seals, Aluminum Tubing and Plate, Gages and
Meters,
             Fan Coil Units, Copper Pipe, Gas Cylinders, Fire Extinguishers, Halon Systems, Plumbing Fixtures, Steel Grating, Electric Heaters, Bearings, Diesel Fuel, Deck
Box
             Hardware, Expansion Joints, Electrical Cable, Electronic Cable, Electrical Fixtures, Electrical Hardware,
Electrical
             Heaters, Electric Motors, Filters, Gaskets, Hoses & Fittings, Hydraulic Motors, Hydraulic Propeller Parts, Labels, Life Nets, Life Rails, Doors, Lubricating Oils, Misc. Small Hardware, Paint, Pipe, Pipe Fittings and Couplings, Pumps, Plywood, Rigging Hardware, Sandblast Grit, Staging, Steel Plate, Steel Rod & Bar, Safety Equipment, Tubing Transformers, Valves, Weld Rod and Supplies, Zinc Anodes, Dehumidifiers.

     b. Planned use of Small Business concerns:

        1) Services - Deck Covering, Diver, Duct Cleaning Engineering, Electric Motor Repairs, Machining, Meter & Gauge Repair, Painting, Pilot Service, Refrigeration Repair, Tank
Cleaning,
 . Office Spaces, Tug Service.

        2) Material - Steel Grating, Plumbing Fixtures, Gas Cylinders, Copper Pipe, Fan Coil Units, Electric Heaters, Gages and Meters, Seals, Servo Parts, Propellers/Parts, Hydraulic Fluid, Hose Assemblies, Flanges, Strainers, Exhaust
Systems,
           Staging Power Supplies, Consoles, Indicating Devices, Batteries, Wire Rope, Bearings, Diesel Fuel, Deck Box Hardware, Electrical Cable, Electronic Cable, Electrical Fixtures, Electrical Hardware, Filters, Gaskets, Hoses & Fittings, Hydraulic Motors, Life Nets, Life Rails, Lubricating Oils, Misc. Small Hardware, Paint, Pipe, Pipe Fittings & Couplings, Plywood, Rigging Hardware, Sandblast Grit, Scuttles, Hatches & Doors, Staging, Safety Equipment, Tubing, Temporary Enclosures, Transformers, Weld Rod & Supplies, Zinc Anodes.

     c. Planned Use of Small Disadvantaged Business Concerns:

        1) Services - Machining, Tank Cleaning, Fire Extinguisher
           Repairs.

        2) Material - Electrical Cable, Electronic Cable, Filters, Labels, Staging, Misc., Hardware, Lubricating Oil, Safety Equipment, Fire Fighting Equipment, Canvas Products,
Valves,
           Pipe, Pipe Fittings, Electronic Components.
    3. Method used in developing proposed subcontracting goals for small Business and mall Disadvantaged Business concerns: Goals indicated above were developed through a detailed analysis of the material and service price estimate prepared in support of our Price Proposal. This price estimate was examined to Identify those material items and services which may be candidates for Sand/or Small Disadvantaged Business solicitation and possible purchase order placement. Vendor source files were also checked to cross reference material and services to the respective potential venders. Estimated dollar value of material and services identified as being potential Small and/or Small Disadvantaged Business candidates were then totaled and computed as a percentage of the aggregate material and service price estimate.

4. Method used for solicitation purpose: Todd utilized company source lists and other areas such as the Small Business Administration Procurement Automated Source Systems, the National Minority purchasing Council Vendors Information Service, Minority Carriers of America, Try US Minority Vendor directory, to identify companies to solicit.

II Name and duties of Purchasing Individual Who Will Administer This
Plane

The Plan will be Administered by Mr. Dennis L. Morgan who is the Small Business Representative in the Purchasing Department. He:
1. Oversees compliance with the contents of this plan.

2. insures that all applicable contract placed contain the latest provisions regarding Small and Small Disadvantaged business
Subcontracting

3. perform periodic audits of subcontracts to measure progress against the plan.

4. Participates in procurement planning an selections of potential sources to provide, within contract restraints, that Small Business and Small Disadvantaged Business concerns are offered equal opportunities to participate in the program.

5. prepare and submit standard form 294 and 295 in accordance with FAR 19-704 (A) (5).

6. provides records and reports and fully cooperates in all studies and surveys as may be required by the ACO, and the Small
   Business Administration Representative.

7. within contract constraints and participates with the Small
   Business Administration and the 13th Coast Guard District Small and Disadvantaged concerns have an equitable opportunity to compete for subcontracts.

III. Efforts - Todd Shipyards Corporation - Seattle Division
     Todd will make every effort to assure Small Business and Small Disadvantaged concerns have an equitable opportunity to compete for
     subcontracts.

     This effort will include but not be limited to:

     1. Issuance and promulgation of company policies and procedures which implement the requirements of FAR Part 19.

     2. Assignment, by name, of specific individuals to carry out the requirements of the policies and procedures.

     3. Periodic review by management of progress made against the goals established by the plan.

     4. Training and motivation of personnel to insure their complete support of the plan.

     5. Within contract constraints provide technical and management assistance to Small and Small disadvantaged concerns to assure complete understanding of requirements.

     6. Within contract constraints, provide clear-cut and realistic technical specifications and delivery schedules.

     7. within contract constraints, consider items of all available
Small
        Business and Small Disadvantaged Business concerns during the Make or Buy process.

     8. We will assist Small Business and Small Disadvantaged Business concerns by arranging solicitation, time for preparation of bids, quantities, specifications and delivery schedules so as to
        facilitate the participation by such concerns, within the limits of the prime contract schedule.

IV. Todd Shipyards Corporation - Seattle Division will include the clause entitled Utilization of Small Business and Small Disadvantaged Business Concerns in all subcontracts which offer further subcontracting opportunities and require all subcontractors
    (except Small Business concerns) who receive subcontracts in excess of $500,000 to adopt a plan in consonance with this clause.

V. Todd Shipyards Corporation - Seattle Division will submit such periodic reports and cooperate in any studies or surveys as may be required by the U.S. Navy and the Small Business Administration in order to determine the extent of compliance by Todd with this Subcontracting Plan.

VI. Todd Shipyards Corporation - Seattle Division will maintain the following types of records which demonstrate procedures that have been adopted to comply with requirements and goals set forth in this
    plan.

    1. Copies of all purchase orders issued against this contract.

    2. List of all purchase orders to include (I) purchase order number
       (ii) Purchase order date (iii) Vendor name and address (iv) vendor classification - Large, Small, Small Disadvantaged (v) dollar value of purchase order.

    3. Small and Small Disadvantaged Business source lists, guides and other data identifying Small and Small Disadvantaged Business vendors.

    4. Organizations contacted for Small and Small Disadvantaged
       Business sources.

    5. On a contract-by-contract basis, records on all subcontract solicitations over $10,000, indicating on each solicitation
       (i) whether Small Business was solicited  and if not, why not;
       (ii) whether Small Disadvantaged Business was solicited and if not, why not; and (iii) reasons for the failure of responding Small Business to receive the subcontract award.

    6. Records to support such efforts as: (I) contacts with Disadvantaged Small Business trade associations; (ii) contacts with business development organizations; and (iii) attendance at
       Small and Disadvantaged business procurement conferences and trade fairs.

    7. Record to support internal activities to guide and encourage buyers such as:(i) workshops, seminars, training programs, etc.;
       and(ii) monitoring activities to evaluate compliance.

8. On a contract-by-contract basis, records to support award data submitted to the Government to include name, address, and size status of subcontractors.